                                                                     Exhibit 2.3

                                MERGER AGREEMENT


                                     Among


                GGP Limited Partnership, GGP Acquisition L.L.C.


                                      And


                            U.S. Prime Property Inc.


                                  May 14, 1998

                               TABLE OF CONTENTS


1.   Definitions............................................................................. 1

2.   Basic Transaction.......................................................................11
     (a)  The Merger.........................................................................11
     (b)  The Closing........................................................................11
     (c)  Actions at the Closing.............................................................11
     (d)  Effect of Merger...................................................................12
     (e)  Procedure for Payment..............................................................14
     (f)  Closing of Transfer Records........................................................16
     (g)  Dissenters' Rights.................................................................16
     (h)  Escrow of Deposit..................................................................16
     (i)  Escrow For Post-Closing Claims and Adjustments.....................................17
     (j)  Withholding Matters................................................................17

     (k)  Net Quick Asset Adjustment.........................................................19
     (l)  Further Assurances.................................................................22

3.   Representations and Warranties of the Company...........................................22
     (a)  Organization, Qualification and Corporate Power....................................22
     (b)  Capitalization.....................................................................23
     (c)  PCI; the Venture; the Trust........................................................23
     (d)  Subsidiaries; Other Equity Interests...............................................23
     (e)  Authorization of Transaction.......................................................24
     (f)  Noncontravention...................................................................24
     (g)  Financial Statements...............................................................25
     (h)  Events Subsequent to Most Recent Fiscal Period End.................................26
     (i)  Tax Returns and Liabilities........................................................27
     (j)  Litigation.........................................................................29
     (k)  Real and Personal Property.........................................................29
     (l)  Shopping Centers - Service Contracts; Leases; REAs; and Brokerage
          Commissions; Other Material Contracts..............................................29
     (m)  Shopping Centers - Representations Pertaining to the Premises and Legal
          Matters............................................................................32
     (n)  Debt Instruments...................................................................34
     (o)  ERE Yarmouth Agreement.............................................................34
     (p)  Hart-Scott-Rodino Act..............................................................34
     (q)  Employees..........................................................................35
     (r)  Brokers' Fees......................................................................35
     (s)  Promotional Funds..................................................................35
     (t)  Violations.........................................................................35
     (u)  Licenses and Permits...............................................................36

     (v)  Tenant Bankruptcy........................................................36
     (w)  Intellectual Property....................................................36
     (x)  Tax Assessments..........................................................36
     (y)  Bank Accounts and Powers of Attorney.....................................37
     (z)  Records..................................................................37

4.   Representations and Warranties of the Buyer and the Transitory Subsidiary.....37
     (a)  Organization.............................................................37
     (b)  Financial Ability to Perform.............................................37
     (c)  Authorization of Transaction.............................................37
     (d)  Noncontravention.........................................................38
     (e)  Litigation...............................................................38
     (f)  The Transitory Subsidiary................................................38
     (g)  Brokers' Fees............................................................38

5.   Survival of Representations and Warranties....................................39

6.   Claims Against the Escrow Fund................................................39

7.   Covenants.....................................................................39
     (a)  General..................................................................39
     (b)  Notices and Consents.....................................................39
     (c)  Regulatory Matters; Stockholder Approval.................................40
     (d)  Conduct of Business by the Company.......................................40
     (e)  Full Access..............................................................42
     (f)  Notice of Developments...................................................42
     (g)  Indemnification; Directors' and Officers' Insurance......................43
     (h)  Contracts, Transfers and Encumbrances....................................46
     (i)  Tenant Leases and REAs...................................................46
     (j)  Notice...................................................................47
     (k)  Estoppel Letters; Rent Roll..............................................47
     (l)  Taxes; Notices; Lease Negotiations; and Insurance........................48
     (m)  Other Obligations........................................................48
     (n)  Contest..................................................................49
     (o)  Transfer Taxes...........................................................49
     (p)  Exclusivity..............................................................49
     (q)  Governmental Entities....................................................50
     (r)  Employees................................................................50

8.   Delivery of Title Commitments and Surveys.....................................50

9.   Conditions to Obligation to Close.............................................52
     (a)  Conditions to Obligations of the Buyer and the Transitory Subsidiary.....52
     (b)  Conditions to Obligation of the Company..................................55

10.  Termination..............................................................56
     (a)  Termination of Agreement and Remedies...............................56
     (b)  Effect of Termination...............................................57
     (c)  Remedies............................................................57

11.  Miscellaneous............................................................57
     (a)  Press Releases and Public Announcements.............................57
     (b)  No Third-Party Beneficiaries........................................58
     (c)  Entire Agreement....................................................58
     (d)  Succession and Assignment...........................................58
     (e)  Counterparts........................................................58
     (f)  Headings............................................................58
     (g)  Notices.............................................................58
     (h)  Governing Law.......................................................60
     (i)  Amendments and Waivers..............................................60
     (j)  Severability........................................................60
     (k)  Construction........................................................60
     (l)  Consent of the Buyer................................................61
     (m)  Expenses............................................................61
     (n)  Enforcement of Agreement............................................61
     (o)  Waiver of Jury Trial................................................61
     (p)  Incorporation of Exhibits and Schedules.............................61

Exhibit A--List of Properties
Exhibit B--Form of Certificate of Merger
Exhibit C--Certificate of Incorporation
Exhibit D--Bylaws
Exhibit E--Form of Letter of Transmittal
Exhibit F--Intentionally Omitted
Exhibit G--Form of Deposit Escrow Agreement
Exhibit H--Form of Post-Closing Escrow Agreement
Exhibit I--Form of Non-Foreign Person Certificate
Exhibit J--Form of Notice of Submission of Application for Withholding
           Certificate
Exhibit K--Certain Liabilities on Net Quick Assets Schedules
Exhibit L--Forms of Estoppel
Exhibit M--Intentionally Omitted
Schedule I--Stockholders to be Parties to Post-Closing Escrow Agreement
Schedule II--List of Knowledge Persons
Schedule III--Approved Committed Capital Expenditures and Tenant Improvements
              and Certain Due Diligence Items, Commissions and Other Matters Disclosure Schedule--Exceptions to Representations and Warranties and other
                     Provisions

                               MERGER AGREEMENT

     Merger Agreement, entered into on May 14, 1998, by and among GGP Limited Partnership, a Delaware limited partnership (the "Buyer"), GGP Acquisition, L.L.C., a Delaware limited liability company wholly-owned by the Buyer (the "Transitory Subsidiary"), and U.S. Prime Property Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are each sometimes referred to herein as a "Party" and collectively as the "Parties".

     This Agreement contemplates a transaction in which the Buyer will acquire the Company for cash through a reverse subsidiary merger of the Transitory Subsidiary with and into the Company. It is intended that, immediately prior to the Effective Time (as hereinafter defined), P City, Inc. ("PCI"), a Delaware corporation which is the owner of a fifty percent interest in the partnership which owns the entire beneficial interest in Park City Center, located in Lancaster, Pennsylvania, will transfer such interest (the "PCI Venture Interest") to the Company (or, if requested by the Buyer, to a newly-formed wholly-owned subsidiary of the Company ("Company Sub")) so that, upon the Merger, the Buyer will indirectly acquire the entire beneficial interest in Park City Center. Such transaction will be effected pursuant to the terms of an agreement, dated as of the date hereof (the "P City Agreement"), among the Company, the Schedule I Stockholders (as defined below) and PCI. As an inducement to the Buyer to enter into this Agreement, certain stockholders of the Company holding a majority of the outstanding Company Shares (as defined below) are concurrently herewith entering into an agreement with the Buyer and the Transitory Subsidiary providing that such stockholders shall vote their Company Shares for approval of the Merger and the transactions contemplated hereby (the "Stockholder Voting Agreement").

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

1.   Definitions.

     "Adjustment" has the meaning set forth in (S)2(k)(iii).

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Auditor" has the meaning set forth in (S)2(k)(v).

     "Business Day" means any day, other than a Saturday, Sunday, legal holiday under the Federal laws of the United States of America or a day on which banks are closed in Chicago, Illinois or New York, New York.

     "Buyer" has the meaning set forth in the preface above.

     "CBA" has the meaning set forth in (S)7(r)(ii).

     "Certificate" means any certificate which immediately prior to the Effective Time represented Company Shares.

     "Certificate of Merger" has the meaning set forth in (S) 2(c)(iv).

     "Chargeable Violation" means any violation of any law, ordinance, order, requirement or regulation of any governmental authority (i) which is not caused by the Buyer or the result of any of its decisions under this Agreement, (ii) which no one other than the Company, any of its Subsidiaries, or the Venture is solely responsible for complying with, (iii) which the Company, any of its Subsidiaries, or the Venture has received written notice of from the appropriate governmental authority on or prior to the Closing Date, (iv) which is not listed in the Disclosure Schedule or otherwise known to the Buyer on the date hereof,
(v) which will cost at least $5,000 to cure, and (vi) for which the cost of curing cannot be passed through to tenants or other occupants as common area maintenance charges pursuant to Leases or REAs.

     "Closing" has the meaning set forth in (S) 2(b).

     "Closing Date" has the meaning set forth in (S) 2(b).

     "Closing Expense Fund" means the amount set forth in a written notice from the Company to the Buyer at least three (3) Business Days prior to the Closing Date, to be paid to the Representative, as agent for the Company Stockholders and PCI, at the Closing pursuant to (S) 2(c), to cover certain transaction expenses of the Company, the Company Stockholders and PCI, as set forth in such notice, including, without limitation, all unpaid title and survey costs to be borne by the Company Stockholders as set forth in (S) 8(a) of this Agreement, fees, expenses and other amounts payable to ERE Yarmouth Inc. or its Affiliates (including any disposition fees, termination fees and asset management fees payable in respect of any period prior to or following the Closing), any unpaid legal or accounting fees or expenses relating to the transactions contemplated by this Agreement, the P City Agreement and the other agreements contemplated hereby, all Transfer Taxes other than Pennsylvania Commonwealth Transfer Taxes and any fees and expenses of the Representative, which notice shall also separately identify which expenses are expenses attributable to the Company, the Company Stockholders and PCI, respectively. The amounts and allocations so set forth shall be subject to the review and approval of the Buyer, which approval shall not be unreasonably withheld based on the expenses which can reasonably be expected to be incurred by the Company, the Company Stockholders and PCI in connection with the transactions contemplated hereby and which remain unpaid at Closing. The Representative shall pay all such transaction expenses on behalf of the Company Stockholders and PCI out of and to the extent of the Closing Expense Fund, and the Surviving Corporation shall have no liability therefor. The Buyer and the Surviving Corporation shall be indemnified pursuant to the Post-Closing Escrow Agreement against any expenses which should have been paid out of the Closing Expense Fund, but which were not so paid.

     "Closing Net Quick Assets Schedules"  has the meaning set forth in (S) 2(k)

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the preface above.

     "Company Common Share" means any share of Common Stock, par value $.01 per share, of the Company.

     "Company Share" means any Company Common Share and any share of Class A Stock, par value $.01 per share, of the Company.

     "Company Stockholder" means any Person who or which holds any Company
Shares.

     "Company Sub" has the meaning set forth in the preface above.

     "Confidential Information" means any information concerning the business or affairs of the Company, any of its Subsidiaries or the Venture other than information which (i) at or prior to the time of disclosure by the Company or any of its Affiliates or representatives, is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Buyer or its partners, directors, officers, employees, agents or advisors,
(ii) was or becomes available to the Buyer on a non-confidential basis from a source other than the Company, or anyone acting on behalf of the Company, provided that such source is not and was not known by the Buyer to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or
(iii) is independently developed by the Buyer or its partners, directors, officers, employees, agents or advisors without violation of any confidentiality obligation set forth herein or in the Confidentiality Agreement. To the extent the foregoing definition conflicts with the definition of Evaluation Material in the Confidentiality Agreement, the definition of Confidential Information herein shall control for purposes hereof and of the Confidentiality Agreement.

     "Confidentiality Agreement" means the Confidentiality Agreement between General Growth Properties, Inc. and the Representative (formerly known as The Yarmouth Group, Inc.), dated December 18, l997, as amended.

     "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

     "Deposit" has the meaning set forth in (S) 2(h)(i).

     "Deposit Escrow Agent" means Commonwealth Land Title Insurance Company.

     "Deposit Escrow Agreement" has the meaning set forth in (S) 2(h)(i).

     "Disclosure Schedule" has the meaning set forth in (S) 3.

     "Dissenting Share" means any Company Share which any Company Stockholder who or which has exercised his or its appraisal rights in accordance with the Delaware General Corporation Law holds of record and Dissenting Stockholder means any such Company Stockholder.

     "Effective Time" has the meaning set forth in (S) 2(d)(i).

     "Employee" has the meaning set forth in (S) 3(q).

     "Environmental Laws" means all federal, state and local statutes, ordinances, codes, rules, regulations, guidelines, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials, underground storage tanks or the protection of human health or the environment, as any of the same may be amended from time to time, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et. seq., as amended by the Superfund Amendments and Reauthorization Act, or any equivalent state or local laws or ordinances; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901 et. seq., as amended by the Hazardous and Solid Waste Amendments of 1984, or any equivalent state or local laws or ordinances; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. (S) 136 et. seq. or any equivalent state or local laws or ordinances; the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et. seq.; the Emergency Planning and Community Right-to-Know Act ("EPCRA"), 42 U.S.C. (S) 11001 et. seq., or any equivalent state or local laws or ordinances; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. (S) 2601 et. seq,. or any equivalent state or local laws or ordinances; the Atomic Energy Act, 42 U.S.C. (S) 2011 et. seq., or any equivalent state or local laws or ordinances; the Clean Water Act (the "Clean Water Act"), 33 U.S.C. (S) 1251 et. seq., or any equivalent state or local laws or ordinances; the Clean Air Act (the "Clean Air Act") 42 U.S.C. (S) 7401 et. seq., or any equivalent state or local laws or ordinances; and the Occupational Safety and Health Act, 29 U.S.C. (S) 65101 et. seq., or any equivalent state or local laws or ordinances.

     "ERE-Yarmouth" means ERE-Yarmouth, Inc., a Delaware corporation.

     "Escrow Withholding Amount" has the meaning set forth in (S) 2(j)(ii).

     "Financial Statements" has the meaning set forth in (S) 3(g).

     "GAAP" means United States generally accepted accounting principles, and, with respect to the Financial Statements and the Venture Financial Statements, such principles in effect on the date of the relevant Financial Statement or Venture Financial Statement, as the case may be.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Materials" has the meaning set forth in (S) 3(m)(iv).

     "Indemnified Party" has the meaning set forth in (S) 7(g).

     "Indemnifying Party" has the meaning set forth in (S) 7(g).

     "Knowledge of the Company" means the actual knowledge, after due inquiry, of the persons identified on Schedule II to this Agreement.

     "Licenses and Permits" has the meaning set forth in (S) 3(u).

     "Liens" means liens, charges, claims, pledges, security interests, mortgages or encumbrances of any nature whatsoever.

     "Mandatory Cure Items" has the meaning set forth in (S) 8(b).

     "Material Adverse Effect" means a material adverse effect on the business, properties, liabilities, financial condition or results of operations of the Company and its Subsidiaries (including, for this purpose the Venture), taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement or perform their obligations under this Agreement. Effects attributable to either (i) actions required by the terms of this Agreement or (ii) changes in general economic conditions, including, without limitation, changes in prevailing real estate values and interest rates, shall not be considered to constitute a Material Adverse Effect.

     "Mayfair" means Mayfair Property, Inc., a Delaware corporation.

     "Meadows Mall Loan" means the loan evidenced by Promissory Note dated November 30, 1993 of the Company, as Maker, and Connecticut General Life Insurance Company, as Payee, in the principal amount of $67 million, as modified by the Modification of Note, Deed of Trust and Other Loan Documents dated August 5, 1994.

     "Meadows Mall Mortgage" means the Deed of Trust and Security Agreement with Assignment of Rents and Fixture Filing, dated November 30, 1993, as modified by the Modification of Note, Deed of Trust and Other Loan Documents dated August 5, 1994.

     "Merger" has the meaning set forth in (S) 2(a).

     "Merger Consideration" means $625,000,000 less the sum of (i) the outstanding unpaid principal balance together with accrued and unpaid interest thereon in respect of the Meadows Mall Loan, (ii) $15,230,940 in respect of committed capital expenditures and tenant improvements and certain due diligence items, commissions and other matters identified in Schedule III, (iii) the Park City Proceeds, (iv) the Revolving Credit Proceeds and (v) the Closing Expense Fund, as adjusted in accordance with the terms of this Agreement.

     "Most Recent Fiscal Period End" has the meaning set forth in  (S) 3(g).

     "Net Quick Assets"  has the meaning set forth in (S) 2(k)

     "Notice of Denial" has the meaning set forth in (S) 2(j).

     "Other Material Contract" means any agreement (including all modifications, amendments and supplements thereto), other than a Service Contract, Lease or REA, (i) that limits or purports to limit, directly or indirectly, the ability of the Company, any of its Subsidiaries or the Venture to compete with any Person in any geographic area during any period; (ii) relating to the acquisition or disposition of any real property, whether by merger, sale of stock, sale of assets or otherwise; (iii) under which the Company, any of its Subsidiaries or the Venture is obligated to pay in excess of $25,000 over the remaining term thereof; (iv) constituting an option agreement for real property or (v) which is between or among any of the Company, any of its Subsidiaries, PCI, Park City and the Venture, including without limitation, any notes representing indebtedness among any such entities.

     "Ordinary Course of Business" means the ordinary course of business of the Company, its Subsidiaries, P City and the Venture, consistent with past custom and practice.

     "Park City"  means Park City, Inc., a Delaware corporation.

     "Park City Proceeds" means the aggregate amount, in U.S. Dollars, required to be paid by the Company in order to satisfy in full the mortgage indebtedness of the Company secured by the Park City Center located in Lancaster, Pennsylvania and to obtain the release of all Liens related thereto on the Closing Date and all other obligations of the Company and its Affiliates in respect thereof, including the payment of all fees and expenses related thereto.

     "Party" has the meaning set forth in the preface above.

     "Paying Agent" has the meaning set forth in (S) 2(e)(i)(A).

     "Payment Fund" has the meaning set forth in (S) 2(e)(i)(A).

     "PCI" has the meaning set forth in the preface above.

     "P City Agreement" has the meaning set forth in the preface above.

     "PCI Allocable Portion" means that portion of the Merger Consideration allocable to PCI in accordance with the P City Agreement in consideration of the transfer by PCI to the Company (or Company Sub) of the PCI Venture Interest immediately prior to the Effective Time. The Company shall give written notice of the PCI Allocable Portion to the Buyer at least three (3) Business Days prior to the Closing Date, which notice shall specify the amount of the Merger Consideration which constitutes the PCI Allocable Portion (i) to be delivered to PCI at the Closing and (ii) to be paid to the Escrow Agent in accordance with the terms of this Agreement and the Post-Closing Escrow Agreement at the Closing as part of the Escrow Amount.

     "PCI Venture Interest"  has the meaning set forth in the preface above.

     "Permitted Exceptions" means matters identified as Permitted Exceptions in
the Disclosure Schedule.   The listing of an item as a Permitted Exception shall
not be deemed to qualify any representation, warranty, covenant, closing condition (other than the condition relating to the delivery of the Title Policies), indemnity or other agreement contained herein or in the agreements contemplated hereby, except as expressly set forth herein or therein.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity, including a governmental entity (or any department, agency or political subdivision thereof).

     "Post-Closing Escrow Agent" means Commonwealth Land Title Insurance
Company.

     "Post-Closing Escrow Agreement" has the meaning set forth  in (S) 2(i).

     "Post-Closing Escrow Amount" has the meaning set forth in (S) 2 (i).

     "Post-Closing Escrow Fund" has the meaning set forth in (S) 2(i).

     "Preliminary Net Quick Assets Schedules" has the meaning set forth in (S) 2(k)(i).

     "Quick Assets" has the meaning set forth in (S) 2(k)(i).

     "Quick Liabilities"  has the meaning set forth in (S) 2(k)(i).

     "REA" means the reciprocal easement agreements set forth in the Disclosure Statement.

     "REA Party" means any party to an REA other than the Company, any of its Subsidiaries, or the Venture.

     "Representative" means ERE Yarmouth, Inc., acting solely in its capacity as representative of the Schedule I Stockholders and PCI.

     "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority of the Company Shares voting as a single class in favor of this Agreement and the Merger.

     "Revolving Credit Agreements" means (i) the Credit Agreements, each dated as of November 17, 1994, (x) among the Company, the banks parties thereto and Westpac Banking

Corporation, as agent and as issuing bank, (y) between the Company and Lend Lease Corporation Limited ("Lendlease") and (z) between the Company and MLC Life Limited ("MLC") and (ii) the Commercial Paper Agreement dated as of November 17, l994 among the Company, Lendlease, MLC, ABN AMRO Australia Limited and ABN AMRO Bank N.V. and all amendments to the foregoing (in each case, together with all documents and instruments referred to therein making up the commercial paper credit facility as referred to in such agreements).

     "Revolving Credit Proceeds" means the aggregate amount, in U.S. Dollars, required to be paid by the Company under the Revolving Credit Agreements in order to satisfy in full all of the Company's obligations thereunder and obtain the release all Liens related thereto on the Closing Date, including the payment of all fees and expenses related thereto.

     "Schedule I Stockholders" has the meaning set forth in (S) 2(d)(vi).

     "Service Contract" has the meaning set forth in (S)3(l)(i).

     "Settlement Date"  has the meaning set forth in (S)2(k)(iii).

     "Shopping Centers" means the properties listed on Exhibit A hereto.

     "Special Meeting" has the meaning set forth in (S) 7(c).

     "Stockholder Allocable Portion" means the difference between the Merger Consideration and the PCI Allocable Portion.

     "Stockholder's Portion" means, with respect to any Company Stockholder, that portion of the Merger Consideration included in the Stockholder Allocable Portion equal to the product of the Stockholder's Percentage of such Company Stockholder multiplied by the Stockholder Allocable Portion.

     "Stockholder's Percentage" means, with respect to any Company Stockholder, the percentage (computed to the fourth decimal place) determined by dividing the number of Company Shares held by such Company Stockholder immediately prior to the Effective Time by the aggregate number of Company Shares issued and outstanding immediately prior to the Effective Time.

     "Stockholder Voting Agreement" has the meaning set forth in the preamble above.

     "Subsidiary" means any corporation, partnership, limited liability company or other entity with respect to which the Company (or a Subsidiary thereof), directly or indirectly, owns a majority of the voting securities or equivalent interests or has the power to vote or direct the voting of sufficient securities or equivalent interests to elect a majority of the directors or those Persons performing similar functions or otherwise to direct the management and policies thereof.

     "Survey" means:
      ------

     with respect to Landmark Mall, that certain survey dated April 1, 1998, revised May 6, 1998, prepared by Holland Engineering (the "Landmark Survey");

     with respect to Northgate Mall, that certain survey dated April 10, 1998, revised May 6, 1998, prepared by David Barnes Realty Development Co. (the "Northgate Survey");

     with respect to Oglethorpe Mall, (a) that certain survey dated September 20, 1982, as updated on April 14, 1998, revised April 25, 1998, prepared by Hussey, Gay, Bell & DeYoung and (b) with respect to the outparcels, (i) those certain surveys dated April 26, 1990, as visually reinspected and updated on April 25, 1998, prepared by Hussey, Gay, Bell & De Young and
     (ii) those certain surveys dated March 30, 1990, as visually reinspected and updated on April 25, 1998, prepared by Hussey, Gay, Bell & De Young (collectively, the "Oglethorpe Survey");

     with respect to Park City Center, that certain survey dated March 30, 1998, revised May 11, 1998, prepared by Acer Engineers & Consultants, Inc. (the "Park City Survey");

     with respect to Mayfair Mall and the Mayfair office buildings, that certain survey dated April 10, 1998 prepared by National Survey & Engineering (the "Mayfair Survey"); and

     with respect to Meadows Mall that certain survey dated April 10, 1998, revised May 6, 1998, prepared by VTN Nevada Consulting Engineers, Planners & Surveyors (the "Meadows Survey").

     "Surveyor" means:
      --------

     with respect to the Landmark Survey, Holland Engineering;
     with respect to the Northgate Survey, David Barnes Realty Development Co.; with respect to the Oglethorpe Survey, Hussey, Gay, Bell & DeYoung;
     with respect to the Park City Survey, Acer Engineers & Consultants, Inc.; with respect to the Mayfair Survey, National Survey & Engineering; and with respect to the Meadows Survey, VTN Nevada Consulting Engineers,
Planners & Surveyors.

     "Survival Termination Date" has the meaning set forth in (S) 5.
      -------------------------

     "Surviving Corporation" has the meaning set forth in (S) 2(a).
      ---------------------

     "Tax" means any federal, state, local, foreign or other tax (including withholding taxes), assessment, deficiency, fee, levy, social security obligation or other governmental charge, from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report and interest on any of the foregoing).

     "Tax Returns and Reports" means any federal, state, local or foreign Tax returns, statements, reports, forms and notices required to be filed with any Taxing authority.

     "Title Company" means Commonwealth Land Title Insurance Company.
      -------------

     "Title Commitments" means:
      -----------------

     with respect to Landmark Mall, the pro forma Title Insurance Policy No. AX 984054AA dated May 12, 1998 issued by the Title Company;

     with respect to Northgate Mall, the pro forma Title Insurance Policy No. 97-027 dated May 12, 1998 issued by the Title Company;

     with respect to Oglethorpe Mall, the pro forma Title Insurance Policy No. 98-1022-5 dated May 12, 1998 issued by the Title Company;

     with respect to Park City Center, the pro forma Title Insurance Policy No. D201714LA dated May 12, 1998 issued by the Title Company;

     with respect to Mayfair Mall and the Mayfair office buildings, the pro forma Title Insurance Policies No. 85-00-861416 and No. 85-00-861152 dated May 12, 1998 issued by Lawyers Title Insurance Corporaton; and

     with respect to Meadows Mall, the pro forma Title Insurance Policy No. 9711347 dated May 12, 1998 issued by Lawyers Title of Nevada.

     "Title Policy" means an ALTA Form B-1970 Owner's Policy of Title Insurance issued by the Title Company with respect to each Shopping Center, (other than with respect to Northgate Mall as to which the policy shall be an ALTA 1975 Leasehold Owner's Policy) in the applicable amount set forth on the corresponding Title Commitment, and dated the date and time of Closing, insuring the Company as owner of good, marketable and indefeasible fee title (other than Northgate Mall as to which the title insured shall be leasehold title) to each Shopping Center except for Mayfair Mall and the Mayfair office buildings as to which Mayfair Property Inc. shall be insured as the owner of good, marketable and indefeasible fee title, and except for Park City Center as to which the Trust shall be insured as the owner of good, marketable and indefeasible title, subject in each case only to the Permitted Exceptions, and containing such affirmative insurance and endorsements as are specified in the respective Title Commitment.

     "Transfer Taxes" has the meaning set forth in (S) 7(o).
      --------------

     "Transitory Subsidiary" has the meaning set forth in the preface above.
      ---------------------

     "Trust" means the Lancaster Trust, an Illinois trust established by that certain Indenture of Trust dated as of July 31, 1979 between the Venture and Ernest Greenberger and M. James Spitzer, Jr., as trustees, as amended, which is the legal owner of Park City Center, located in Lancaster, Pennsylvania.

     "Venture" means PARCIT-IIP Lancaster Venture, an Illinois partnership which owns the entire beneficial interest in Park City Center, located in Lancaster, Pennsylvania.

     "Venture Agreement" has the meaning set forth in (S) 3(c).
      -----------------

     "Venture Financial Statements" has the meaning set forth in (S) 3(g).
      ----------------------------

     "Withholding Amount" has the meaning set forth in (S) 2(j).
      ------------------

     "Withholding Certificate" has the meaning set forth in (S) 2(j).
      -----------------------

2.   Basic Transaction.
     -----------------

     (a) The Merger. On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Company (the "Merger") at the Effective Time in accordance with the Delaware General Corporation Law. The Company shall be the corporation surviving the Merger (the "Surviving Corporation").

     (b) The Closing. Subject to (S) 10(a) hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036 (or such other location as the Parties may agree upon), commencing at 9:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     (c) Actions at the Closing. At the Closing, (i) the Company will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in (S) 9(a) below; (ii) the Buyer and the Transitory Subsidiary will deliver to the Company the various certificates, instruments and documents referred to in (S) 9(b) below; (iii) the Buyer will deliver or cause to be delivered, in each case in accordance with wire transfer instructions delivered in writing at least three (3) Business Days prior to the Closing, (A) the Revolving Credit Proceeds to Citibank N.A. as depository with respect to the commercial paper program of the Company supported by the Revolving Credit Agreements in order to discharge all indebtedness represented by the foregoing;
(B) the Park City Proceeds to Union Bank of Switzerland, New York Branch in order to discharge the Park City Center mortgage indebtedness; (C) the Closing Expense Fund to the Representative; (D) the Post-Closing Escrow Amount and the aggregate Escrow Withholding Amounts to the Post-Closing Escrow Agent, (E) the PCI Allocable Portion (net of the portion thereof delivered as part of the Post-Closing Escrow Amount) to PCI in satisfaction of the Company's obligations in respect of the transfer to the Company (or Company Sub) by PCI of the PCI Venture Interest and (F) the Payment Fund to the Paying Agent in the manner provided below in this (S) 2 (and the Company hereby authorizes the Buyer to make or cause to be made all payments referred to in this clause (iii)); (iv) the Company and the Transitory Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit B (the "Certificate of Merger") and (v) the Deposit Escrow Agent will deliver the Deposit, together with interest earned thereon, to the Paying Agent.

     (d) Effect of Merger.
         ----------------

          (i) General. The Merger shall become effective at the time (the "Effective Time") the Company and the Transitory Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with (S) 264 of the Delaware General Corporation Law. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

          (ii) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall, by virtue of the Merger and without any further action on the part of the Surviving Corporation be amended and restated to read in its entirety as set forth in Exhibit C hereto, and such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (iii) Bylaws. The Bylaws of the Surviving Corporation shall, by virtue of the Merger and without any further action on the part of the Surviving Corporation be amended and restated to read in their entirety as set forth in Exhibit D hereto, and such Bylaws shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, the Surviving Corporation's Certificate of Incorporation and such Bylaws.

          (iv) Directors and Officers. The Board of Directors of the Surviving Corporation shall be comprised of Matthew Bucksbaum, John Bucksbaum and Robert A. Michaels and the officers of the Surviving Corporation shall be Matthew Bucksbaum as President, Joel Bayer, John Bucksbaum, Robert A. Michaels and Bernard Freibaum, each as a Vice President, Bernard Freibaum as Treasurer and Marshall Eisenberg as Secretary, in each case to serve until their successors have been duly elected and qualified or until their earlier, death, resignation or removal

          (v) Cancellation of Treasury Stock. As of the Effective Time, any Company Shares that are owned beneficially or of record by the Company or any of its Subsidiaries shall automatically be cancelled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (vi) Conversion of Company Shares.  At and as of the Effective Time,
     (A) all of the Company Shares (other than any Company Shares to be cancelled in accordance with (S) 2(d)(v) and Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holders thereof, automatically be cancelled, converted and reclassified into and represent the right, in the case of each Company Stockholder, to receive such Stockholder's Portion of the Stockholder Allocable Portion of the Merger Consideration upon surrender of the Certificate or Certificates representing the Company Shares held by the Company Stockholder and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law; provided, however, that, notwithstanding the foregoing, the Stockholder's Portion of the Stockholder Allocable Portion of the Merger Consideration otherwise receivable by each of the Company Stockholders listed on Schedule I hereto (the "Schedule I Stockholders") shall be reduced by the amount of such
     Schedule I Stockholder's proportionate interest in the Post-Closing Escrow Fund as set forth on Schedule I and any applicable Escrow Withholding Amount, which amounts shall be payable to the Post-Closing Escrow Agent as part of the Post-Closing Escrow Amount and the Tax Escrow Fund (as defined in the Post-Closing Escrow Agreement), respectively, to be held and distributed in accordance with (S) 2(j) and the terms of the Post-Closing Escrow Agreement, and by any amounts required to be withheld and paid to the Internal Revenue Service pursuant to (S)2(j). The Stockholder's Portion for all other Company Stockholders shall be reduced by amounts required to be withheld pursuant to (S) 2(j). No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in this (S) 2(d)(vi) after the Effective Time.

          (vii) Conversion of Capital Stock of the Transitory Subsidiary. At and as of the Effective Time, all of the outstanding membership interests in the Transitory Subsidiary (all of which are owned by the Buyer) shall, by virtue of the Merger and without any action on the part of the Transitory Subsidiary, automatically be converted into 100 validly issued, fully paid and nonassessable shares of Common Stock, no par value per share, and 120 validly issued, fully paid and non-assessable shares of non-voting preferred stock, par value $1.00 per share, of the Surviving Corporation, and the Surviving Corporation shall issue certificates representing such shares.

          (viii) Company's Obligations, Properties, Assets. At the Effective Time, the identity, existence, rights, privileges, powers, franchises, liabilities, obligations, properties and assets of the Company, as the Surviving Corporation in the Merger, shall continue unaffected and unimpaired, except as specifically provided herein; and the identity and separate existence of the Transitory Subsidiary shall cease and all of the rights, privileges, powers, franchises, liabilities, obligations, properties and assets of the Transitory Subsidiary shall be vested in the Surviving Corporation, all in accordance with the provisions of this Agreement and the Delaware General Corporation Law.

          (ix) No Further Rights. From and after the Effective Time, holders of certificates theretofore evidencing Company Shares shall cease to have any rights as stockholders of the Surviving Corporation, except as provided herein or by law. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Date shall be paid to any holder of Certificates until the holder of any such Certificate shall properly surrender such Certificate to the Paying Agent.

     (e)  Procedure for Payment.
          ---------------------

          (i) At the Effective Time, (A) the Buyer will, or will cause the Surviving Corporation to, furnish to the paying agent engaged for purposes of this Agreement (the "Paying Agent") a corpus consisting of cash which, together with the amount to be delivered by the Deposit Escrow Agent pursuant to (S) 2(h)(ii)(a), is sufficient in the aggregate for the Paying Agent to make full payment of the Stockholder Allocable Portion of the Merger Consideration to the holders of all of the outstanding Company Shares (other than any Dissenting Shares and less the applicable Post-Closing Escrow Amount to be paid to the Post-Closing Escrow Agent and less amounts to be withheld and paid to the Internal Revenue Service pursuant to
     (S)2(j), or deposited with the Post-Closing Escrow Agent pursuant to
     (S)2(j)) (the "Payment Fund"), and (B) the Buyer will cause the Paying Agent to mail a letter of transmittal (with instruction for its use), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Paying Agent, in the form attached hereto as Exhibit E to each record holder of outstanding Company Shares for the holder to use in surrendering the Certificates which represented such holder's Company Shares against payment of such holder's Stockholder's Portion of the Merger Consideration (less, in the case of each Schedule I Stockholder, the amounts thereof to be paid to the Post-Closing Escrow Agent as part of the Post-Closing Escrow Amount and any applicable Escrow Withholding Amount, and less any amounts to be withheld and paid to the Internal Revenue Service pursuant to (S)2(j) and, in the case of other Company Stockholders, amounts to be withheld pursuant to (S) 2(j)). Each holder of Certificates theretofore evidencing Company Shares, upon proper surrender thereof to the Paying Agent together with and in accordance with such transmittal form and any other documents required thereby, shall, subject to (S) 2(j), be entitled to receive in exchange therefore such holder's Stockholder's Portion of the Merger Consideration deliverable in respect of the Company Shares theretofore evidenced by the Certificates so surrendered (less, in the case of each Schedule I Stockholder, the amounts thereof to be paid to the Escrow Agent as part of the Post-Closing Escrow Amount and any applicable Escrow Withholding Amount, and less any amounts to be withheld and paid to the Internal Revenue Service pursuant to (S)2(j) and, in the case of other Company

     Stockholders, amounts to be withheld pursuant to (S) 2(j)). Upon such proper surrender, the Paying Agent shall, subject to (S) 2(j), promptly deliver such holder's Stockholder's Portion of the Merger Consideration to the relevant Company Stockholder (less, in the case of each Schedule I Stockholder, the amounts thereof to be paid to the Post-Closing Escrow Agent as part of the Post-Closing Escrow Amount and any applicable Escrow Withholding Amount, and less any amounts to be withheld and paid to the Internal Revenue Service pursuant to (S)2(j) and, in the case of other Company Stockholders, amounts to be withheld pursuant to (S) 2(j)). Until properly surrendered, Certificates formerly evidencing Company Shares shall be deemed for all purposes to evidence only the right to receive the applicable portion of the Merger Consideration as herein provided and subject to (S)(S) 2(i) and (j). No interest shall accrue or be paid on any cash payment upon surrender of Certificates which immediately prior to the Effective Time represented Company Shares. In the event of a permitted transfer of ownership of Company Shares, which is not registered in the transfer records of the Company, the applicable Stockholder's Portion of the Merger Consideration or portion thereof (less the applicable portion of the Post-Closing Escrow Amount and any applicable Escrow Withholding Amount, and less any amounts to be withheld and paid to the Internal Revenue Service pursuant to (S)2(j), in the case of Schedule I Stockholders and, in the case of the other Company Stockholders, amounts to be withheld pursuant to (S) 2(j)) may be paid to a transferee of a Certificate if such Certificate is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and any evidence that any applicable stock transfer Taxes have been paid. Notwithstanding the foregoing, the Buyer will, if and to the extent requested by the Company or any Company Stockholder not less than three (3) Business Days prior to the Closing Date, make appropriate arrangements, subject to (S) 2(j), with the Paying Agent to enable the Stockholder's Portion of the Merger Consideration payable to any Company Stockholder (less, in the case of each Schedule I Stockholder, the amount thereof to be paid to the Post-Closing Escrow Agent as part of the Post-Closing Escrow Amount and any applicable Escrow Withholding Amount, and less any amounts to be withheld and paid to the Internal Revenue Service pursuant to (S) 2(j) and, in the case of the other Company Stockholders, amounts to be withheld pursuant to (S) 2(j)), to be paid on the Effective Date (including payment by wire transfer of immediately available funds), upon surrender of the Certificates evidencing such Company Stockholder's Company Shares and such other documents as may be required by the Paying Agent.

          (ii) The Buyer may cause the Paying Agent to invest the cash included in the Payment Fund, to the extent such cash is not disbursed on the Effective Date, in certificates of deposit or money market funds; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make, subject to (S)(S) 2(i) and (j), prompt payment of the applicable portion of the Stockholder Allocable Portion of the Merger Consideration included in the Payment Fund as necessary. The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and the Buyer will cause the Surviving Corporation to replace promptly any portion of the Payment Fund which the Paying Agent loses through investments.

          (iii) The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining 180 days after the Effective Time, and thereafter all former Company Stockholders shall only be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors thereof with respect to the Merger Consideration payable upon surrender of their Certificates. The Buyer and the Surviving Corporation shall not be liable to any holder of Certificates for any cash payable in respect thereof delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (iv) The Buyer shall cause the Surviving Corporation to pay all charges and expenses of the Paying Agent.

     (f) Closing of Transfer Records. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfers of Company Shares outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

     (g) Dissenters' Rights. No Dissenting Stockholder shall be entitled to such Dissenting Stockholder's Stockholder's Portion of the Merger Consideration unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the Delaware General Corporation Law, and any Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the Delaware General Corporation Law with respect to Company Shares owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Company Shares, such Company Shares shall, subject to (S) 2(j), thereupon be treated as though such Company Shares had been converted into the applicable portion of the Merger Consideration pursuant to (S) 2(d)(vi) hereof. The Company shall give the Buyer (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     (h)  Escrow of Deposit.
          -----------------

          (i) On the date hereof, the Buyer has deposited with the Deposit Escrow Agent the amount of $18,750,000 (the "Deposit") to be held in escrow pursuant to the provisions of an escrow agreement among the parties hereto and the Deposit Escrow Agent in the form attached hereto as Exhibit G (the "Deposit Escrow Agreement"). The Deposit Escrow Agent has separately acknowledged its receipt of the Deposit and agreed to hold it pursuant to the provisions of the Deposit Escrow Agreement.

          (ii) In accordance with and subject to the terms of the Deposit Escrow Agreement:

               (a) If the Closing occurs, at the Closing, the Deposit Escrow Agent shall deliver the Deposit, together with all interest earned thereon, if any, to the Paying Agent.

               (b) If this Agreement terminates in accordance with its terms by reason of the Buyer's or the Transitory Subsidiary's default and a notice of termination has been delivered to the Buyer, the Deposit Escrow Agent shall deliver the Deposit, together with all interest earned thereon, if any, to the Company as liquidated damages as provided in (S) 10(c), subject to the terms of the Deposit Escrow Agreement.

               (c) If this Agreement terminates in accordance with its terms for any other reason and a notice of termination has been delivered to the Company, the Deposit, together with all interest earned thereon, if any, shall forthwith be paid to the Buyer, subject to the terms of the Deposit Escrow Agreement.

     (i) Escrow For Post-Closing Claims and Adjustments. At the Closing, the Buyer shall deposit with the Post-Closing Escrow Agent, as escrow agent for the Buyer, the Schedule I Stockholders and PCI pursuant to the terms of the escrow agreement attached hereto as Exhibit H and incorporated herein by this reference (the "Post-Closing Escrow Agreement") and (S)2(c)(D), funds in an amount equal to Twenty Million Dollars ($20,000,000), as increased to the extent required by
(S) 2(k) (the "Post Closing Escrow Amount"), which shall be maintained by the Post-Closing Escrow Agent pursuant to the Post-Closing Escrow Agreement (such funds, together with any net earnings from the investment thereof, being hereinafter referred to as the "Post-Closing Escrow Fund") in connection with the disposition of Post-Closing Claims and any Adjustments pursuant to the terms of this Agreement and the Post-Closing Escrow Agreement. The funds in the Post-Closing Escrow Fund shall be held for disbursement as provided in the Post-Closing Escrow Agreement.

     (j)  Withholding Matters.
          -------------------

          (i) The Buyer will, subject to (S)2(j)(ii) hereof, withhold and promptly pay over to the Internal Revenue Service an amount equal to ten percent (10%) of the sum of (x) the aggregate Stockholder's Portions of the Merger Consideration allocable to the Company Stockholders who or which are foreign persons for purposes of Section 1445 of the Code, and

(y) the aggregate portions of the Closing Expense Fund allocable to such Company Stockholders (such aggregate ten percent (10%) withheld amount being referred to as the "Withholding Amount"), together with the applicable Internal Revenue Service forms (as duly prepared and executed by the Buyer), which shall specify the portion of the Withholding Amount allocable to each Company Stockholder with respect to whom or which the Buyer has withheld under this (S)2(j). If the Buyer is required pursuant to (S)2(k) to pay the Adjustment to the Representative, on behalf of the Company Stockholders, the Buyer will, subject to (S)2(j)(ii) hereof, at the time when the Buyer is required to so pay the Adjustment, withhold and promptly pay over to the Internal Revenue Service ten percent (10%) of the aggregate portions of the Adjustment allocable to the Company Stockholders who or which are foreign persons for purposes of Section 1445 of the Code (such aggregate ten percent (10%) withheld amount being referred to as the "Adjustment Withholding Amount"), together with the applicable Internal Revenue Service forms (as duly prepared and executed by the Buyer), which shall specify the portion of the Adjustment Withholding Amount allocable to each such Company Stockholder with respect to whom or which the Buyer has withheld under this (S)2(j). Promptly after filing with the Internal Revenue Service, the Buyer will deliver to the Representative a copy of all Internal Revenue Service forms filed by the Buyer in accordance with this
(S)2(j). The Buyer will not withhold under this (S)2(j) any portion of a Stockholder's Portion of the Merger Consideration, any portion of the Closing Expense Fund, or any portion of the Adjustment, allocable to any Company Stockholder who or which furnishes to the Buyer on or before the Closing a certificate in the form attached hereto as Exhibit I certifying that such Company Stockholder is not a "foreign person" within the meaning of Section 1445 of the Code. If a Company Stockholder does not furnish such certificate to the Buyer, it shall be assumed that such Company Stockholder is a "foreign person".

          (ii) If a Schedule I Stockholder who or which is a "foreign person" for purposes of Section 1445 of the Code applies for a withholding certificate from the Internal Revenue Service to authorize reduced withholding (including zero withholding) under Section 1445 of the Code (a "Withholding Certificate") on or before the Closing, such Schedule I Stockholder shall submit to the Buyer on or before the Closing a notice under Treasury Regulations Section 1.1445-1(c)(2) substantially in the form of Exhibit J attached hereto. In this event, the Buyer shall deposit with the Post-Closing Escrow Agent an amount equal to ten percent (10%) of the sum of (x) such Schedule I Stockholder's Stockholder's Portion of the Merger Consideration, and (y) the portion of the Closing Expense Fund allocable to such Company Stockholder (such ten percent (10%) deposited amount being referred to as the "Escrow Withholding Amount"), in accordance with this (S)2(j). The Post-Closing Escrow Agent shall hold the Escrow Withholding Amount with respect to such Schedule I Stockholder until the earlier to occur of
(x) receipt by the Post-Closing Escrow Agent of a copy of a Withholding Certificate or notice of denial ("Notice of Denial") from the Internal Revenue Service with respect to such Schedule I Stockholder (which copy shall be delivered to the Post-Closing Escrow Agent by the Buyer, promptly upon receipt of such copy by the Buyer from the Internal Revenue Service, and may be delivered to the Post-Closing Escrow Agent by such Schedule I Stockholder), or
(y) the date (the "Expiration Date") which is twelve (12) months following the Closing Date. The Post-Closing Escrow Agent shall pay the Escrow Withholding Amount with respect to such Schedule

I Stockholder (or a portion thereof) within twenty (20) days following the mailing by the Internal Revenue Service of a Withholding Certificate or Notice of Denial (or copy thereof) with respect to such Schedule I Stockholder (but not less than five (5) days from receipt of such Withholding Certificate or Notice of Denial or copy thereof), as follows. In the event the Internal Revenue Service issues a Withholding Certificate eliminating the withholding tax under
Section 1445 of the Code with respect to such Schedule I Stockholder, the Post-Closing Escrow Agent (v) shall pay such Escrow Withholding Amount, together with all interest earned thereon, directly to such Schedule I Stockholder, and (w) shall send to the Buyer a copy of the check payable to the order of such
Schedule I Stockholder in the amount of such Escrow Withholding Amount. In the event the Internal Revenue Service denies the Schedule I Stockholder's application for a Withholding Certificate, or issues a Withholding Certificate with respect to such Schedule I Stockholder providing for an amount of withholding that is less than such Escrow Withholding Amount, upon receipt of any executed applicable Internal Revenue Service forms from the Buyer, the Post-Closing Escrow Agent promptly (x) shall pay to the Internal Revenue Service such Escrow Withholding Amount, or portion thereof, plus interest thereon (if any), as set forth in the Notice of Denial or Withholding Certificate with respect to such Schedule I Stockholder, together with the applicable Internal Revenue Service forms received from the Buyer (which Internal Revenue Service forms the Buyer agrees to promptly prepare, execute and deliver), (y) shall pay to such
Schedule I Stockholder the balance of such Escrow Withholding Amount (if any) plus interest (if any), and (z) shall send to the Buyer a copy of the check payable to the order of the Internal Revenue Service in the amount set forth in the Notice of Denial or Withholding Certificate with respect to such Schedule I Stockholder. If the Expiration Date occurs prior to the issuance of a Withholding Certificate or a Notice of Denial with respect to such Schedule I Stockholder, the Post-Closing Escrow Agent shall pay the Escrow Withholding Amount to the Internal Revenue Service for the account of such Schedule I Stockholder, together with the applicable Internal Revenue Service forms received from the Buyer (which Internal Revenue Service forms the Buyer agrees to promptly prepare, execute and deliver). If the Buyer is required pursuant to
(S)2(k) hereof to pay the Adjustment to the Representative, on behalf of the Company Stockholders, the following provisions shall apply with respect to each
Schedule I Stockholder who has submitted to the Buyer on or before the Closing a notice under Treasury Regulations Section 1.1445-1(c)(2) substantially in the form of Exhibit J. In this event, at the time when the Buyer is required to pay the Adjustment to the Representative, on behalf of the Company Stockholders, the Buyer shall deposit with the Post-Closing Escrow Agent an amount equal to ten percent (10%) of the Adjustment allocable to each such Schedule I Stockholder (the "Adjustment Escrow Amount"). Thereafter, the Adjustment Escrow Amount with respect to each such Schedule I Stockholder shall be subject to the provisions of this (S)2(j)(ii) applicable to the Escrow Withholding Amount with respect to such Schedule I Stockholder.

     (k)  Net Quick Asset Adjustment.
          --------------------------

          (i) No later than five (5) days prior to the Closing, the Company shall prepare and deliver to the Buyer a preliminary pro forma consolidated statement of Net Quick Assets (as defined below) of (a) the Company and its Subsidiaries (excluding the Venture) and (b) the Venture, in each case, as of the Closing Date, assuming the consummation of the transactions contemplated hereby and by the P City Agreement, prepared in accordance with the terms of this (S) 2(k) (the "Preliminary Net Quick Asset Schedules"). No later than ninety (90) days after the Closing Date, the Buyer shall cause to be prepared and delivered to the Representative an unaudited consolidated statement of Net Quick Assets of (x) the Company and its Subsidiaries (excluding the Venture) and (y) the Venture as of the Closing Date and following the consummation of the transactions contemplated hereby and by the P City Agreement, prepared in accordance with the terms of this (S) 2(k) (the "Closing Net Quick Asset Schedules"). The Preliminary Net Quick Asset Schedules and the Closing Net Quick Asset Schedules shall reflect only the following categories of assets, which categories are referred to in the Financial Statements for the year ended December 31, 1997: "Cash and Cash Equivalents", "Accounts Receivable", and "Prepaid expenses and other assets," in the case of the Company and its Subsidiaries (excluding the Venture) and "Cash and Cash Equivalents", "Accounts Receivable" and "Prepaid expenses, in the case of the Venture (collectively, the "Quick Assets") and shall reflect only the following categories of liabilities, which categories are referred to in the Financial Statements for the year ended December 31, 1997, "Accounts payable and accrued expenses", "Accrued real estate taxes" and "Tenant liabilities", in the case of the Company and its Subsidiaries (excluding the Venture), and "Accounts payable and accrued expenses" and "Tenant liabilities", in the case of the Venture (collectively, the "Quick Liabilities"), provided that, as described above, the Quick Assets and Quick Liabilities shall be calculated assuming consummation of the transactions contemplated hereby and by the P City Agreement (except that the Venture shall not be treated as consolidated with the Company). With respect to each Preliminary Net Quick Asset Schedule and each Closing Net Quick Asset Schedule, the amount (positive or negative) equal to Quick Assets less Quick Liabilities is referred to as "Net Quick Assets." The Preliminary Net Quick Asset Schedules and the Closing Net Quick Asset Schedules shall be prepared in accordance with GAAP applied in a manner consistent with that utilized in the preparation of the Financial Statements, except as provided above. To the extent that, during the period January 1, 1998 through the Closing Date, (i) any sale by the Company, any of its Subsidiaries or the Venture of any real property, or any item of personal property with a sale price exceeding $25,000, occurs or has occurred or (ii) any proceeds are or have been received by the Company, any of its Subsidiaries or the Venture as a result of any condemnation, casualty or any similar event, the proceeds from any such sale or other event shall, regardless of the form in which received, be deducted in the determination of Net Quick Assets and not be deemed to be Quick Assets and any corresponding liability shall not be deemed to constitute Quick Liabilities for
the purposes of such determination.   In addition, the matters identified in
Schedule III to this Agreement shall not be deemed to consitute Quick Liabilities for the purpose of such determination.

          (ii) If, as set forth on the Preliminary Net Quick Assets Schedules, the combined Quick Liabilities exceed the combined Quick Assets by an amount in excess of $1,000,000, the Post-Closing Escrow Amount shall be increased by the amount of such shortfall.

          (iii) If, based on the Closing Net Quick Assets Schedules, the combined Net Quick Assets exceed zero, the Buyer will, no later than the later of (A) thirty (30) days following the delivery of the Closing Net Quick Assets Schedules or (B) 5 Business Days following the resolution of a dispute with respect to any items on the Closing Net Quick Assets Schedules as set forth in subsection (iv) hereof (the "Settlement Date"), pay to the Representative, on behalf of the Company Stockholders and PCI, the amount of such excess, together with interest thereon calculated as described below, by wire transfer of immediately available funds to an account designated by the Representative, subject to (S)2(j) hereof. If the combined Closing Net Quick Assets are less than zero, the Representative will cause the Post-Closing Escrow Agent to pay to the Buyer, no later than the Settlement Date, the amount of such shortfall, together with interest thereon calculated as described below, by wire transfer of immediately available funds to an account designated by the Buyer. The amount, if any, payable pursuant to this clause (iii), together with interest thereon at the rate of interest paid from time to time on the Post-Closing Escrow Fund from the Closing Date up to and including the date of payment is hereafter referred to as the "Adjustment."

          (iv) If the Representative in good faith disagrees with any items on the Closing Net Quick Assets Schedules, the Representative shall notify the Buyer and the Post-Closing Escrow Agent in writing of such disagreement within twenty-nine (29) days after the Representative's receipt of the Closing Net Quick Assets Schedules. Such notice shall set forth the basis for such disagreement in reasonable detail. During such twenty-nine (29) day period, the Buyer shall afford the Representative access to all of the Surviving Corporation's books and records and cause the Buyer's accountants to afford the Representative access to all of the work papers of the Buyer's accountants during regular business hours as required by the Representative to review the Closing Net Quick Assets Schedules, in each case, solely for the purposes of resolving such disagreement. The Buyer and the Representative shall thereafter negotiate in good faith to resolve any such disagreements, provided that the Representative shall promptly cause the Escrow Agent to pay to the Buyer, or the Buyer shall promptly pay to the Representative on behalf of the Company Stockholders and PCI, as the case may be, the portion of the Adjustment that is not subject to dispute.

          (v) If the Buyer and the Representative are unable to resolve any such disagreements within twenty (20) days after the expiration of the twenty-nine-day period referred to in clause (iv), the Buyer and the Representative shall use their reasonable best efforts to cause the Chicago office of Arthur Andersen LLP, acting as an independent arbitrator, (the "Auditor") to resolve all disagreements on the disputed items as soon as practicable, provided that the Auditor shall be bound by the provisions of this (S) 2(k) and may not assign a value to any item greater than the greatest value for such item claimed by either the Buyer or the Representative or less than the smallest value for such item claimed by either the Buyer or the Representative. Each of the Buyer and the Representative shall permit the Auditor to have full access to its books, records, key employees and independent accountants, in each case solely in order to resolve any such disagreements. The resolution of such disagreements by the Auditor shall be final and binding on the Buyer, the Company Stockholders, PCI and the Representative. The fees and expenses of the Auditor shall be paid by the party whose position is most at variance with the decision of the Auditor, as determined by the Auditor which, if required to be paid by the Representative on behalf of the Company Stockholders and PCI, shall be paid out of the Escrow Fund in accordance with the terms of the Post-Closing Escrow Agreement. Any payment by the Buyer to the Representative shall be net of amounts to be withheld pursuant to (S) 2(j).

     (l) Further Assurances. Each Party hereto and the Representative, in its capacity as representative of PCI and the Schedule I Stockholders, will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the transactions contemplated hereby, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of the Company and to effect the other purposes of this Agreement.

     (m) Chargeable Violations. Notwithstanding that Chargeable Violations are Permitted Exceptions, if on the Closing Date Chargeable Violations exist which have not been cured, then the Buyer shall be entitled as its sole and exclusive remedy to a credit against the Merger Consideration in an amount equal to the cost of curing said Chargeable Violations, as reasonably determined by Buyer and the Company, it being understood and agreed that no credits either individually or in the aggregate under this (S) 2(m) shall exceed $3,000,000. In furtherance of the foregoing, and notwithstanding anything in this Agreement to the contrary, the Buyer acknowledges and agrees that it shall have no right to terminate this Agreement by reason of the existence of any violations of laws, ordinances, orders, requirements, or regulations of any governmental authority relating to the Shopping Centers, including Chargeable Violations and Seller shall have no obligation to cure or remove any violations of laws, ordinances, orders, requirements or regulations of any governmental authority including Chargeable Violations.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this (S) 3 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S) 3 (and the other provisions of this Agreement to which it relates).

     (a) Organization, Qualification and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, as set forth in the Disclosure Schedule. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of those jurisdictions set forth in the Disclosure Schedule, which are the only jurisdictions where such qualification is required, except where the lack of such qualification, individually or in the aggregate and together with any other absent qualifications referred to in (S) 3(c), would not have a Material Adverse Effect. Each of the Company and its Subsidiaries has full corporate power and authority to carry on the business in which it is engaged and to own or lease the properties owned or leased by it. The Company has delivered to the Buyer complete and correct copies of its Restated Certificate of Incorporation and By-laws, as amended.

     (b) Capitalization. The entire authorized capital stock of the Company consists of 940,000 Company Common Shares, of which 798,160.466 shares are issued and outstanding and 13,712.569 shares are held in treasury, 70,000 Class A Shares, of which 59,311.758 shares are issued and outstanding and no shares are held in treasury, and 100,000 Preferred Shares, none of which are issued or outstanding or held in treasury. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company, and there are no agreements or arrangements to which the Company is a party or by which it is bound for the redemption or repurchase of any Company Shares. There are no agreements or arrangements governing the rights and/or duties of any Company Stockholders nor any voting trusts, stockholder or similar agreements, proxies or other agreements in effect with respect to the voting or transfer of any equity or other interests in the Company to which the Company is a party or by which it is bound.

     (c) PCI; the Venture; the Trust. PCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized to conduct business and is in good standing under the laws of those jurisdictions set forth in the Disclosure Schedule, which are the only jurisdictions where such qualification is required, except where the lack of such qualification would not, together with any other such absent qualifications referred to in (S) 3(a), have a Material Adverse Effect. Immediately prior to the Effective Time, the Company will own a 50% interest in the Venture directly (or indirectly through Company Sub) and the remaining 50% interest in the Venture indirectly through Parcity Inc., in each case, free and clear of any Liens other than in respect of payment of the PCI Allocable Portion. The Venture is a partnership duly organized and validly existing under the laws of the State of Illinois, the sole partners of which are Parcity, Inc., a wholly-owned Subsidiary of the Company, and PCI, each of which owns a 50% interest in the Venture. Each of PCI and the Venture has full power and authority (corporate or otherwise) to carry on the business in which it is engaged and to own or lease the properties owned or leased by it. Since its formation, the Venture has conducted no business other than its ownership of 100% of the beneficial interest in Park City Center and activities related thereto. The Company has delivered to the Buyer complete and correct copies of the Certificate of Incorporation and Bylaws of PCI and a complete and correct copy of the Amended and Restated Partnership Agreement of the Venture (the "Venture Agreement"), in each case as amended. The Trust is duly established under the laws of the State of Illinois. The Company has delivered to the Buyer a complete and correct copy of the Indenture of Trust pursuant to which the Trust was established, as amended.

     (d) Subsidiaries; Other Equity Interests. Each Subsidiary of the Company and each other Person, including the Venture, in which the Company or any of its Subsidiaries has an equity or other interest (of record or beneficially) is listed in the Disclosure Schedule. The authorized, issued and outstanding shares of the capital stock of each Subsidiary and the record and beneficial ownership of the outstanding shares thereof are as set forth in the Disclosure Schedule; all outstanding shares of each Subsidiary have been duly and validly issued, are fully paid and nonassessable and are owned free and clear of all Liens. There are no agreements or arrangements to which any Subsidiary or the Venture is a party or by which it is bound for the redemption, repurchase or issuance of such Subsidiary's or the Venture's equity or other interests. There are no outstanding or authorized options, warrants, puts, calls, purchase rights, subscription rights, preemptive rights, conversion rights or exchange rights or other contracts or commitments that could require any Subsidiary or the Venture to issue, sell or otherwise cause to become outstanding any equity or other interests, except as contemplated by this Agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary or the Venture. There are no agreements or arrangements governing the rights and/or duties of any stockholders of any Subsidiary nor any voting trusts, stockholder or similar agreements, proxies or other agreements or arrangements in effect with respect to the voting or transfer of any equity or other interests in any Subsidiary or the Venture. The Company has delivered to the Buyer complete and correct copies of the Certificate of Incorporation and Bylaws of each of its Subsidiaries, as amended.

     (e) Authorization of Transaction. Each of the Company, PCI and Park City, to the extent it is a party thereto, has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, the P City Agreement, the Post-Closing Escrow Agreement and the Deposit Escrow Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder, and all necessary corporate action has been taken by the Company, PCI and Park City (except as described below) to approve the execution, delivery and performance hereof and thereof by the Company, PCI and Park City, except that the Company cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval and the transactions contemplated by the P City Agreement must be approved by the stockholders of Park City. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other Parties and subject to the receipt of the Requisite Stockholder Approval, which is the only vote required in respect of the Company (including its stockholders) in order to approve the Merger and the other transactions contemplated hereby, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The P City Agreement and the Deposit Escrow Agreement have been, and the other agreements contemplated hereby will, prior to the Closing be, duly executed and delivered by the Company, PCI and/or Park City, as the case may be, and constitute, or will constitute, as the case may be, the valid and legally binding obligations of the Company, PCI and/or Park City, as the case may be, enforceable in accordance with their respective terms.

     (f) Noncontravention. Neither the execution and the delivery of this Agreement, the P City Agreement, the Deposit Escrow Agreement, the Post-Closing Escrow Agreement or any other agreement contemplated hereby nor the consummation of the transactions contemplated hereby and thereby will (i) violate any statute, regulation, rule, injunction, judgment, order or decree of any government, governmental agency or court to which any of the Company, its

Subsidiaries, PCI or the Venture is subject or by which it or its assets may be bound, or (ii) result in a breach or default under any provision of the charter, bylaws or other organizational documents of any of the Company, its Subsidiaries or PCI or of the Venture Agreement or the Indenture of Trust for the Trust or
(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, note, bond, mortgage, contract, lease, license, permit or instrument to which any of the Company, its Subsidiaries, PCI or the Venture is a party or by which it is bound or to which any of its assets is subject or any Service Contract (or result in the imposition of any Lien upon any of its assets), except where, in the cases of clauses (i) and (iii), any such violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, failures to give notice or Liens would not, individually or in the aggregate, have a Material Adverse Effect. Other than as required by the Delaware General Corporation Law, none of the Company and its Subsidiaries, PCI or the Venture needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency or other Person in order for the Parties to execute and deliver this Agreement, the P City Agreement and the other agreements contemplated hereby or consummate the transactions contemplated hereby and thereby, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the P City Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not permit any stockholder, partner, joint venturer or other holder of an interest in the Company, any Subsidiary, PCI or the Venture to exercise or invoke any buy-sell, right of first refusal or first offer, purchase option or other purchase or option right.

     (g) Financial Statements. The Company has previously provided the Buyer with an audited consolidated balance sheet and consolidated statement of operations, and related consolidated statements of shareholders equity and cash flows, as at and for the fiscal year ended December 31, 1997 (the "Most Recent Fiscal Period End") and audited consolidated balance sheets and consolidated statements of operations, and related consolidated statements of shareholders equity and cash flows, as at and for each of the fiscal years ended December 31, 1994, 1995 and 1996 (collectively, the "Financial Statements"). The Financial Statements (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly the consolidated financial condition of the Company and its Subsidiaries as of the indicated dates and the consolidated results of operations of the Company and its Subsidiaries for the indicated periods. With respect to the Venture, the Company has also previously provided the Buyer with an audited balance sheet and statement of operations and related statement of the venturers' deficit and cash flows as at and for the Most Recent Fiscal Period End and audited balance sheets and statements of operations and related statement of venturers' deficit and cash flows as at and for each of the fiscal years ended December 31, 1994, 1995 and 1996 (collectively, the "Venture Financial Statements"). The Venture Financial Statements (including, the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly the financial condition of the Venture as of the indicated dates and the results of operations of the Venture for the indicated periods. Except as set forth in the Financial Statements or the Venture Financial Statements (including in each case, the related notes), except for liabilities and obligations incurred since the Most Recent Fiscal Period End in the Ordinary Course of Business and except for liabilities under contracts and Leases which are disclosed in the Disclosure Schedule, neither the Company nor any of its Subsidiaries or the Venture has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, are material to the Company, the Subsidiaries, and the Venture taken as a whole.

     (h) Events Subsequent to Most Recent Fiscal Period End. Since the Most Recent Fiscal Period End, there has not been any:

          (i)   Material Adverse Effect;

          (ii) change in the accounting methods, principles or practices (including, without limitation, any change in depreciation or amortization policies or rates) of the Company or any of its Subsidiaries or of the Venture, except insofar as required by a change in GAAP (which changes are described in the Disclosure Schedule);

          (iii) sale or transfer of any assets of the Company or any of its Subsidiaries or the Venture, except in the Ordinary Course of Business and involving less than $25,000 for each item individually;

          (iv) any loan made by the Company or any of its Subsidiaries or the Venture to any Person or guaranty by the Company or any of its Subsidiaries or the Venture of any loan, in an amount exceeding $10,000, in each case, except for inter-company loans (which inter-company loans shall be paid off or otherwise satisfied prior to the Closing);

          (v) cancellation made by the Company or any of its Subsidiaries or the Venture, without full payment, of any note, loan or other obligation owing to the Company or any of its Subsidiaries or the Venture in an amount exceeding $25,000;

          (vi) mortgage, pledge or other encumbrance of any assets of the Company, any of its Subsidiaries or the Venture or the PCI Venture Interest, except for Liens for Taxes not yet due and payable and for which appropriate accruals have been reflected in the books and records of the Company or the Venture;

          (vii) waiver or release of any claim of the Company or any of its Subsidiaries or the Venture with a value in excess of $25,000 for each item individually, except in the Ordinary Course of Business;

          (viii) capital expenditure, including the incurrence of any liability therefor, by the Company, any of its Subsidiaries or the Venture other than in accordance with the

     Company's capital expenditures budget, a copy of which has previously been delivered to the Buyer, and tenant improvements contemplated by Leases disclosed in (S) 3(l) of the Disclosure Schedule.

          (ix) execution of any real estate lease as tenant or personal property lease as lessee, including the incurrence of any liability therefor, by the Company, any of its Subsidiaries or the Venture involving in excess of $25,000 per year, provided that any leases described on the Disclosure Schedule in relation to this clause (ix) were entered into in the Ordinary Course of Business and on an arm's length basis;

          (x) failure to repay any indebtedness for borrowed money of the Company, any of its Subsidiaries or the Venture;

          (xi) physical damage, destruction or loss (whether or not covered by insurance) affecting the properties of the Company or any of its Subsidiaries or of the Venture, which physical damage, destruction or loss, individually or in the aggregate, had or could reasonably be expected to have a Material Adverse Effect;

          (xii) indebtedness for borrowed money incurred by the Company or any of its Subsidiaries or by the Venture, or any commitment to incur indebtedness for borrowed money entered into by the Company or any of its Subsidiaries or the Venture, other than with respect to the Revolving Credit Agreements and inter-company loans which shall be paid off or otherwise satisfied prior to Closing.

          (xiii) payment, discharge or satisfaction of any liabilities of the Company, any of its Subsidiaries or the Venture other than in the Ordinary Course of Business and consistent with past practice and in respect of inter-company loans which shall be paid off or otherwise satisfied prior to Closing;

          (xiv) declaration or payment of any dividend or other distribution in respect of the capital stock or other interests of the Company, any of its Subsidiaries or the Venture (it being acknowledged that after the date hereof and prior to the Closing, such entities may pay cash dividends, subject to the last sentence of (S) 7(d)); or

          (xv) agreement, commitment or obligation of the Company or any of its Subsidiaries or the Venture or PCI to do, or undertaking which may cause, any of the matters described in the preceding clauses (i) through
     (xiv) to occur.

     (i)  Tax Returns and Liabilities.

          (i) (A) Each of the Company, its Subsidiaries and the Venture has filed all Tax Returns and Reports which it is required to file (taking into account any applicable filing extensions), (B) all such Tax Returns and Reports are correct and complete in all material respects, (C) each of the Company, its Subsidiaries and the Venture has paid (or the Company has paid on its behalf) all Taxes shown on such Tax Returns and Reports as required to be paid by it, and (D) the Financial Statements and the Venture Financial Statements reflect adequate accruals, for all material Taxes payable by the Company, its Subsidiaries and the Venture for all taxable periods and portions thereof through the Most Recent Fiscal Period End and the general ledgers, which have been prepared in a manner consistent with prior practices, of the Company, its Subsidiaries and the Venture reflect adequate accruals for all material Taxes that have accrued thereafter. True, correct and complete copies of the federal tax returns for the Company and the Venture for the taxable years 1994, 1995 and 1996 have been delivered or made available to representatives of the Buyer, and no deficiencies for any Taxes have, to the Knowledge of the Company, been proposed, asserted or assessed against the Company, any of its Subsidiaries or the Venture, and no requests for waivers of the time to assess any such Taxes are pending.

          (ii) The Company (A) for all taxable years commencing with the taxable year ended December 31, 1989 through December 31, 1997 has been organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") (within the meaning of the Code) under the Code, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable period through and including the Closing Date and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and no such challenge is pending or, to the Knowledge of the Company, threatened. Each Person which is a partnership, joint venture or limited liability company and in which the Company, any of its Subsidiaries or the Venture owns (either directly or together with any of the Company's Subsidiaries) 5% or more of the equity interests has been since its formation and continues to be for federal income tax purposes a partnership and not a corporation or an association taxable as a corporation. Each Subsidiary with respect to which all of the outstanding capital stock is owned solely by the Company (or solely by any of its Subsidiaries that is a corporation wholly owned by the Company) is a "qualified REIT subsidiary," as defined in Section 856(i) of the Code. Neither the Company nor any of its Subsidiaries holds any asset that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. None of the Company, any of its Subsidiaries or the Venture owns 5% or more of the stock of any corporation which is not a "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

          (iii) The Venture has been since its formation and continues to be for federal income tax purposes a partnership and not a corporation or an association taxable as a corporation.

          (iv) None of the Company or its Subsidiaries has been at any time a member of a consolidated, combined or unitary group for federal, state, local or foreign tax purposes.

     (v) None of the Company, its Subsidiaries or the Venture is bound by any private letter ruling or closing agreement with the Internal Revenue Service or any other taxing authority, and no applications or requests for such rulings or closing agreements are outstanding.

     (j) Litigation. There is no suit, action, proceeding (including arbitration), governmental investigation, CAM or environmental audit or labor dispute pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or the Venture or any of their respective properties or assets (including the Shopping Centers), nor is there any judgment, decree, injunction, writ or order of any court, government, governmental agency or arbitrator outstanding against the Company or any of its Subsidiaries or the Venture or any of their respective properties or assets.

     (k) Real and Personal Property. The Company has previously delivered to the Buyer a complete list and brief description of all real and personal property (or where indicated, the leasehold estate therein) having a value of over $5,000 per item owned or leased by the Company or by any of its Subsidiaries or the Venture, in each case indicating the entity or entities owning or leasing such property. All real property reflected in the most recent Financial Statements and Venture Financial Statements is listed on the Disclosure Schedule and is the only real property owned or leased by the Company, any Subsidiary or the Venture. With respect to all such real property, the Company, the Subsidiary or the Venture (through the Trust) (as applicable) owning such property has good title in fee simple (or where indicated, the leasehold estate) thereto, including all improvements thereon, free and clear of all Liens, except for the Permitted Exceptions. The Company, each Subsidiary and the Venture (as applicable) owns its personal property (including capital stock and other interests in entities) free and clear of any Liens, except for Permitted Exceptions. All leases referred to in this clause (k) are in full force and effect and none of the Company, any Subsidiary, the Venture or, to the Knowledge of the Company, any other party thereto is in default thereunder.

     (l) Shopping Centers - Service Contracts; Leases; REAs; and Brokerage Commissions; Other Material Contracts.

          (i) Service Contracts. All service, maintenance, supply and management contracts affecting each Shopping Center or entered into by the Company, any of its Subsidiaries or the Venture which are not terminable without payment of premium or penalty or which cannot be terminated without more than thirty (30) days notice ("Service Contracts") and any modifications thereto are set forth in the Disclosure Schedule, and the information set forth therein is accurate as of the date hereof. Each of the Service Contracts is valid and subsisting and none of the Company, any of its Subsidiaries or the Venture or, to the Knowledge of the Company, any other party thereto is in breach or default thereunder. None of the Company, its Subsidiaries or the Venture has received or given any written notice from or to any party to any such Service Contract claiming the existence of any default or breach thereunder.

            (ii) Leases. (A) A list of all leases, occupancy agreements, concessions, and licenses (and any modifications, supplements, amendments and guarantees relating thereto) affecting each Shopping Center on the date hereof (the "Leases"), showing the name of each tenant, the space demised (including square footage), the lease commencement and expiration date, the base monthly rent (including sales break point and percentage rent rate), any percentage or additional rent, any outstanding rent abatements, tenant improvement allowances and other tenant concessions and applicable security deposits (the "Rent Roll"), is accurately set forth in the Disclosure Schedule. True and complete copies of all Leases (including all amendments, modifications, supplements and guaranties relating thereto) have previously been delivered or made available to the Buyer. Except as otherwise set forth in the Leases, the Disclosure Schedule or Estoppel Certificates, as applicable, each of the Leases is valid and enforceable and is in full force and effect and neither the Company, any of its Subsidiaries or the Venture nor, to the Knowledge of the Company, any of the tenants thereunder is in default of any of its obligations under any of the Leases. No tenant has paid any base rent more than 30 days in advance.

          (B) Each Lease, together with any modifications, amendments and supplements thereto, constitutes the entire agreement between the Company, any of its Subsidiaries or the Venture and each other party thereto, and neither the Company, any of its Subsidiaries nor the Venture has made any oral promises or agreements amending or modifying the same;

               (i) There are no leases executed by or on behalf of the Company, any of its Subsidiaries or the Venture or other rights of occupancy or use granted by or on behalf of the Company, any of its Subsidiaries or the Venture for any portion of the Shopping Centers other than (A) the Leases, (B) subleases or subtenancies granted by tenants, or (C) occupancy agreements for the operation of any cart or kiosk. As of the Closing, except for any collateral assignment of leases and rents pursuant to any financing which will continue after the Closing, no rents due under, or any other interest of the Company, any of its Subsidiaries or the Venture in, any of the Leases will be held by any party other than the Company, any of its Subsidiaries or the Venture or otherwise pledged or encumbered or subject to any other Lien in any way.

               (ii) (1) No tenant has made any written claim which has been received by the Company, any of its Subsidiaries or the Venture (A) that the Company, any of its Subsidiaries or the Venture has defaulted in performing any of its obligations under any of the Leases which has not heretofore been cured, (B) that the Company, any of its Subsidiaries or the Venture is or will be in default under any Lease as a result of any condition claimed therein to exist which with the passage of time or notice, or both, would constitute such a default,
          (C) that such tenant is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any rents or other charges (including CAM) paid, payable or to become payable by such tenant or (D) that such tenant is entitled to cancel its Lease or to be relieved of its operating covenants, if any, therein; and (2) to the Knowledge of the Company,
          (x) no "event of default" or "default" (as defined in the respective Lease) by a tenant exists under any Lease and (y) no condition exists that with the passage of time or notice, or both, reasonably forms a basis for which any Lease may be terminated by the tenant thereunder.

               (iii) (1) There are no rent abatements or other tenant concessions or inducements, including, without limitation, lease assumptions or buy-outs, applicable to any of the Leases; (2) neither the Company, any of its Subsidiaries nor the Venture has granted any rights, options or rights of first refusal of any kind to any tenant, which are in effect, to purchase or otherwise acquire the Shopping Centers or any part thereof; and (3) all of the improvements to be constructed by the landlord under each of the Leases have been fully completed and paid for.

          (C) The REAs constitute the entire agreement between the Company, any of its Subsidiaries or the Venture and each REA Party thereto, and neither the Company, any of its Subsidiaries nor the Venture has made any oral or written promises or agreements amending or modifying the same;

               (i) The REAs are valid and in full force and effect. As of the Closing (except for any collateral assignments of leases and rents pursuant to any financing which will continue after the Closing), no amounts due under, or any other interest of the Company, any of its Subsidiaries or the Venture in, the REAs will be held by any party other than the Company, any of its Subsidiaries or the Venture or otherwise pledged or encumbered or subject to any other Lien in any way.

               (ii) (1) None of the REA Parties has made any written claim which has been received by the Company, any of its Subsidiaries or the Venture (A) that the Company, any of its Subsidiaries or the Venture has defaulted in performing any of its obligations under any of the REAs which has not heretofore been cured, (B) that the Company, any of its Subsidiaries or the Venture is or will be in default under any REA as a result of any condition claimed therein to exist which with the passage of time or notice, or both, would constitute such a default,
          (C) that such REA Party is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any amounts or other charges paid, payable or to become payable by such REA Party or (D) that such REA Party is entitled to cancel its REA or to be relieved of its operating covenants, if any, therein; (2) to the Knowledge of the Company, (x) no "event of default" or "default" (as defined in the respective REA) by a party to an REA exists under any REA and (y) no condition exists that with the passage of time or notice, or both, reasonably forms a basis for which any REA may be terminated by any party thereto; and (3) each REA is in full force and effect.

               (iii) (A) None of the Company, any of its Subsidiaries or the Venture has granted any rights, options or rights of first refusal of any kind to any of the REA Parties, which are in effect, to purchase or to otherwise acquire the Shopping Centers or any part thereof, (B) all of the improvements to be constructed by the Company, any of its Subsidiaries or the Venture under any REA have been fully completed and paid for and (C) there are no abatements or other concessions or inducements applicable to any REA.

               (iv) None of the Company, any of its Subsidiaries or the Venture has entered into any reciprocal easement agreements other than the REAs.

          (D) Brokerage Commissions. There are no brokerage commissions or finder's fees payable by the Company, any of its Subsidiaries or the Venture with respect to the current or any renewal term of any of the Leases or the negotiation of any new lease, and none of the Company, any of its Subsidiaries or the Venture has any agreement with any broker with respect to any renewal term of any Lease.

          (E) Other Material Contracts. The Company has made available to Buyer for review correct and complete copies of all Other Material Contracts. All Other Material Contracts entered into by or on behalf of the Company, any of its Subsidiaries or the Venture or by which any of them or their assets may be bound and any modifications, supplements or amendments thereto are set forth in the Disclosure Schedule, and the information set forth therein is accurate. Each of the Other Material Contracts is valid and subsisting and none of the Company, any of its Subsidiaries or the Venture or, to the Knowledge of the Company, any other party thereto is in breach or default thereunder. None of the Company, any of its Subsidiaries or the Venture has received from, or given any written notice to, any party to any Other Material Contract claiming the existence of any default or breach thereunder.

     (m) Shopping Centers - Representations Pertaining to the Premises and Legal Matters.

          (i) Insurance. The Disclosure Schedule lists all insurance policies (the "Insurance Policies") affording coverage with respect to each Shopping Center, and the information contained therein is accurate. The Company has delivered or caused to be delivered to the Buyer a certificate or certificates of insurance with respect to each blanket insurance policy for the Shopping Centers. Each insurance policy set forth on the Disclosure
     Schedule is, and as of the Closing Date will be, in full force and effect, without any material amendments or modifications having been made thereto and with all premiums having been paid. None of the Company, any of its Subsidiaries or the Venture has received any notification of cancellation or non-renewal or notice of violation in connection with any insurance policy.

          (ii) Laws and Ordinances. None of the Company, any of its Subsidiaries or the Venture has received written notice that any of the Shopping Centers or the present use and condition thereof violate any applicable deed restrictions, zoning or subdivision regulations or urban redevelopment plans applicable to such Shopping Center, as modified by any duly issued variances. No action or proceeding relating to the foregoing is pending or, to the Knowledge of the Company, threatened with respect to the Shopping Centers. No written notices of violations of law, ordinances, regulations or orders relating to the Shopping Centers have been received by the Company, any of its Subsidiaries or the Venture which have not been cured or complied with. No written notice from any insurance company, insurance rating organization or Board of Fire Underwriters requiring any alterations, improvements or changes at the Shopping Centers, or any portion thereof, which has not heretofore been complied with has been received by the Company, any of its Subsidiaries or the Venture.

          (iii) Condemnation. There is no pending or, to the Knowledge of the Company, threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Shopping Centers, and none of the Company, any of its Subsidiaries or the Venture has received any written or, to the Knowledge of the Company, oral notice of any of the same.

          (iv) Environmental. To the Knowledge of the Company, none of the Shopping Centers is in material violation of any Environmental Law. During the time in which the Company, any of its Subsidiaries or the Venture has owned the Shopping Centers, neither the Company, any of its Subsidiaries nor the Venture nor, to the Knowledge of the Company, any third party has used, generated, manufactured, stored, released or disposed of on, under or about the Shopping Centers or transported to or from the Shopping Centers any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials ("Hazardous Materials"), except for the storage and use of substances commonly present at or used in the operation and maintenance of shopping centers and in compliance with all applicable laws. Hazardous Materials shall include, but not be limited to, substances defined as "hazardous substances", "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq; the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq; and those substances defined as "hazardous wastes" in relevant state laws and in the regulations adopted and publications promulgated pursuant to said laws. Neither the Company, any of its Subsidiaries, PCI nor the Venture has received any written notice from any governmental authority having jurisdiction or other Person that (i) it, any other occupant of the Shopping Centers or the Shopping Centers are not in compliance with any Environmental Law or that it has any liability with respect thereto or (ii) there are administrative, regulatory or judicial proceedings pending with respect to the Shopping Centers pursuant to, or alleging any violation of or liability under, any Environmental Law. Neither the Company, any of its Subsidiaries, PCI nor the Venture has installed or maintained any underground or above ground storage tanks on, under or about the Shopping Centers. Neither the Company, any of its Subsidiaries, PCI nor the Venture has received written notice that there is a facility located on or at the Shopping Centers that is subject to the reporting requirements of Section 312 of the Federal Emergency Planning and Community Right to Know Act of 1986 and the federal regulations promulgated thereunder (42 U.S.C.
     (S)11022). None of the Company, any of its Subsidiaries, PCI or the Venture has received any written notice of pending or threatened claims, liabilities or proceedings, nor, to the Knowledge of the Company have there been any violations of or failures to comply with Environmental Laws or any releases of Hazardous Materials (except for releases of materials commonly present at or used in the operation and maintenance of shopping centers and in compliance with all applicable laws), in each case, with respect to any properties formerly owned or leased (in whole or in part) by any of such entities or any predecessors of such entities during the period such properties were so-owned or so-leased by the Company, any of the Subsidiaries or the Venture (or their predecessors) or prior thereto.

     (n) Debt Instruments. Set forth in the Disclosure Schedule is a list of all loan or credit agreements, notes, bonds, mortgages, indentures or other agreements or instruments pursuant to which any indebtedness of the Company or any of its Subsidiaries or the Venture for money borrowed is outstanding or may be incurred and any agreements relating to the deferred purchase price of property and the respective principal amounts outstanding thereunder on March 31, 1998. Neither the Company nor any of its Subsidiaries or the Venture is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation of or default under) any such loan or credit agreement, note, bond, mortgage, indenture or other agreement or instrument, except for violations that are not, individually or in the aggregate, material to the Company, its Subsidiaries and the Venture, taken as a whole, and which will not prevent, materially hinder or delay consummation of the transactions contemplated hereby. The Disclosure Schedule lists all letters of credit and performance bonds to which the Company, any of its Subsidiaries or the Venture is a party or under which any of them is obligated or which otherwise relate to properties or assets of the Company, any Subsidiary or the Venture.

     (o) ERE Yarmouth Agreement. Set forth in the Disclosure Schedule is a list of all arrangements, agreements or contracts (written or oral) entered into by the Company or any of its Subsidiaries or by PCI or the Venture with ERE Yarmouth or any of its Affiliates, complete and correct copies of which have been previously delivered or made available to the Buyer. All fees (and expenses) payable to ERE Yarmouth or any of its Affiliates under such agreements or in connection with the execution, delivery and performance of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby shall be paid by the Company Stockholders and PCI or from the Closing Expense Fund, in each case prior to or concurrently with the Closing.

     (p) Hart-Scott-Rodino Act. For purposes of determining compliance with the Hart-Scott-Rodino Act, the Company confirms that the conduct of its business consists solely of investing in, owning and operating shopping centers and office buildings for the benefit of its stockholders.

     (q) Employees. Except as set forth in (S) 3(q) of the Disclosure Schedule, to the Knowledge of the Company, (a) no employee of ERE Yarmouth or its Affiliates who is employed at the Shopping Centers (an "Employee") is a member of a collective bargaining unit, (b) there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees,
(c) no unfair labor practice charge or complaint or sex, age, disability, gender, race or religious discrimination claim is pending against the Company, any Subsidiary or the Venture before the National Labor Relations Board or any other federal state or local governmental authority, (d) there is no work stoppage, strike or other concerted action by Employees, (e) the Company, the Subsidiaries and the Venture and their employee benefit plans are in compliance in all material respects with all applicable laws, rules, regulations, ordinances, orders, judgments and decrees relating to the employment of labor and benefit plans, (f) ERE Yarmouth and its Affiliates have paid in full to all Employees all wages, salaries, commissions, bonuses, benefits and other compensation due or to become due on behalf of such Employees, and (g) all contributions and/or premiums to or on behalf of all benefit plans which are due and owing have been paid, (h) no notice of intent to terminate any pension plan has been filed and no amendment to treat such plan as terminated has been adopted, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate any pension plan, and no other event or condition has occurred which might constitute grounds under Sections 4041 or 4042 of the Employee Retirement Income Security Act of 1974, as amended, for the termination of, or the appointment of a trustee to administer any pension plan, and (i) each benefit plan which is qualified under Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified in form, and no fact or event has occurred since the date of such determination letter that could adversely affect the qualified status of such benefit plan in operation or form.

     (r) Brokers' Fees. Except as described in (S) 3(o), none of the Company, any of its Subsidiaries or the Venture has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or the P City Agreement.

     (s) Promotional Funds. None of the Company, any of its Subsidiaries or the Venture is under any obligation to make contributions or otherwise provide assistance to any promotional association or promotional fund.

     (t) Violations. None of the Company, any of its Subsidiaries, PCI or the Venture has received any written notice that there exists any violation of any restriction, condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement recorded against the Shopping Centers or any portion thereof and, to the Knowledge of the Company, there is no such violation. To the Knowledge of the Company, without having made any governmental investigation or inquiry, the Company, its Subsidiaries and the Venture are in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, state or local, relating to such entities or their businesses, properties, assets or operations, other than those as to which failure to comply would not, individually or in the aggregate, have a Material Adverse Effect, or prevent, materially hinder or delay consummation of the transactions contemplated hereby.

     (u) Licenses and Permits. The Disclosure Statement contains a list of all licenses and permits (collectively, the "Licenses and Permits") currently maintained with respect to the Shopping Centers. None of the Company, any of its Subsidiaries, PCI or the Venture has received any written notice of violation of any such Licenses and Permits from any federal, state or municipal entity that has not been cured or otherwise resolved to the satisfaction of such governmental entity, and to the Knowledge of the Company, there is no such uncured violation. To the Knowledge of the Company, without having done any governmental investigation or inquiry, the Company has all material Licenses and Permits necessary for the Company, each of its Subsidiaries and the Venture to conduct their businesses as presently conducted and to own their properties and assets.

     (v) Tenant Bankruptcy. Neither the Company, any of its Subsidiaries, PCI nor the Venture has received any written notice that any tenant or REA Party is the subject of any bankruptcy, reorganization, insolvency or similar proceedings or has ceased or reduced or intends to cease or reduce operations at the Shopping Centers (other than temporarily due to casualty, remodeling, renovation or similar cause) and, to the Knowledge of the Company, no tenant or REA Party is the subject of any such proceedings or has so ceased or reduced or intends to so cease or reduce operations at the Shopping Centers.

     (w) Intellectual Property. Neither the Company, any of its Subsidiaries, PCI nor the Venture has received any written notice that the conduct of the Company's, any of its Subsidiaries' or the Venture's business infringes upon the patents, trademarks, copyrights or other intellectual property rights of any third party, and neither the Company, any of its Subsidiaries nor the Venture has given any written notice to any third party that such third party is infringing upon the patents, copyrights, trademarks or other intellectual property rights of the Company, any of its Subsidiaries or the Venture, and, to the Knowledge of the Company, there is no such infringement. The Company, its Subsidiaries, and the Venture have all right, title and interest in, or licenses to use, all intellectual property necessary to conduct their business as presently conducted.

     (x) Tax Assessments. Copies of current real estate tax bills with respect to each of the Shopping Centers, other than tax bills sent to tenants or REA Parties who have the obligation to pay such Taxes to the collecting authority, have been delivered or made available to the Buyer. No application or proceeding is pending with respect to a reduction of or an increase in any such Taxes. None of the Company, any of its Subsidiaries, PCI or the Venture has received any written notice of or, to the Knowledge of the Company, otherwise been made aware of (i) any special tax or assessment to be levied or proposed to be levied against any of the Shopping Centers or (ii) any change or proposed change in the tax assessment of any of the Shopping Centers.

     (y) Bank Accounts and Powers of Attorney. The Disclosure Schedule identifies all bank accounts (or other accounts with financial institutions) and safe deposit boxes of the Company, the Subsidiaries and the Venture, together with account numbers and all current signatories thereon and persons with access thereto, and the names of all persons holding powers of attorney or similar grants of authority from the Company, any of its Subsidiaries or the Venture which are not otherwise disclosed in agreements or other instruments identified in the Disclosure Schedule. Copies of all said powers of attorney and similar authorizations have been delivered to the Buyer.

     (z)  Records.    The minute books and records of the Company, each
Subsidiary, and the Venture in the possession of the Representative have been provided or made available to Buyer. The minute books, stock ledgers and stock records of the Company, each Subsidiary, and the Venture are or will, as of the Closing Date, be true, correct and complete. Complete and accurate copies of the foregoing have been or will, prior to the Closing, be provided or made available to the Buyer.

4. Representations and Warranties of the Buyer and the Transitory Subsidiary. The Buyer and the Transitory Subsidiary jointly and severally represent and warrant to the Company, for the benefit of the Company and the Company Stockholders, that the statements contained in this (S) 4 are correct and complete as of the date of this Agreement.

     (a) Organization. The Buyer is a limited partnership, and the Transitory Subsidiary is a limited liability company, in each case, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Buyer and the Transitory Subsidiary has full limited partnership or limited liability company, as the case may be, power and authority to carry on the business in which it is engaged and to own or lease the properties owned or leased by it.

     (b) Financial Ability to Perform. The Buyer has or, at the Closing Date, will have currently available cash funds sufficient to consummate the transactions contemplated by this Agreement.

     (c) Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has full power and authority to execute and deliver this Agreement and the agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder, and all necessary corporate or limited liability company action has been taken by the Buyer and the Transitory Subsidiary to approve the execution, delivery and performance hereof and thereof by the Buyer and the Transitory Subsidiary, respectively. This Agreement has been duly executed and delivered by the Buyer and the Transitory Subsidiary under applicable Delaware law and in accordance with its partnership agreement or operating agreement, as the case may be, and, assuming the due authorization, execution and delivery hereof by the other Parties, constitutes the valid and legally binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms. The Deposit Escrow Agreement has been, and the other agreements contemplated hereby to which the Buyer or the

Transitory Subsidiary will be parties, will prior to the Closing be duly executed and delivered by the Buyer and/or the Transitory Subsidiary, as the case may be, and constitute or will constitute, as the case may be, the valid and legally binding obligations of the Buyer and/or the Transitory Subsidiary, as the case may be, enforceable in accordance with their respective terms.

     (d)  Noncontravention.   Neither the execution and the delivery of this
Agreement and the agreements contemplated hereby nor the consummation of the transactions contemplated hereby and thereby will (i) violate any statute, regulation, rule, injunction, judgment, order or decree of any government, governmental agency or court to which the Buyer or the Transitory Subsidiary is subject or by which it or its assets may be bound or any provision of the limited partnership agreement or operating agreement of the Buyer and the Transitory Subsidiary, respectively, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, note, bond, mortgage, contract, lease, license, permit or instrument to which the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Lien would not have a material adverse effect on the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by or perform its obligations under this Agreement. Except for the filing of the Certificate of Merger in Delaware, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency or other Person in order for such Parties to execute and deliver this Agreement and the other agreements contemplated hereby to which they are parties or to consummate the transactions contemplated hereby and thereby.

     (e) Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Buyer or the Transitory Subsidiary, threatened against or affecting the Buyer or the Transitory Subsidiary that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by or perform its obligations under this Agreement, nor is there any judgment, decree, injunction, writ rule or order of any court, government, governmental agency or arbitrator outstanding against the Buyer or the Transitory Subsidiary or any of their respective properties or assets having, or which would reasonably be expected to have, any such effect.

     (f) The Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

     (g) Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

5. Survival of Representations and Warranties. No representations and warranties of the Company or the Buyer and the Transitory Subsidiary set forth in this Agreement or in any instrument or document delivered or to be delivered pursuant to this Agreement shall survive the Closing, other than the representations and warranties of the Company set forth in (S) 3(a), (b), (c),
(d), (e), (f), (g), (h) (only with respect to clauses (ii), (iv), (v), (vii),
(x), (xii), (xiii), (xiv) and clause (xv) but only insofar as clause (xv) relates to the foregoing clauses of subsection (h)), (i), (o), (p), (q), (r),
(y) and (z), those of the Buyer and the Transitory Subsidiary set forth in (S) 4(a), (c), (d) and (g) and those set forth in any certificate delivered on behalf of the Company pursuant to (S) 9(a)(v) or on behalf of the Buyer pursuant to (S) 9(b)(iv), but only to the extent that such representations and warranties in such certificates relate to the foregoing sections and subsections of this Agreement, which shall survive the Closing until the first anniversary of the Closing Date ("Survival Termination Date"). Any representation or warranty which expires at the Closing shall, notwithstanding anything to the contrary herein, not be deemed to limit in any respect any representation, warranty or other provision of this Agreement or the agreements contemplated hereby which does not so expire. No Party hereto may assert any claim with respect to any breach of any representation or warranty after the date on which such representation or warranty ceases to survive pursuant to this Section 5. All covenants, to the extent relating to periods following the Closing, and indemnities of the Parties shall survive the Closing.

6. Claims Against the Escrow Fund. (a) The Parties hereby acknowledge and agree that none of the Buyer, the Transitory Subsidiary or the Surviving Corporation is permitted to assert against any Schedule I Stockholder or PCI or Park City any claim with respect to representations, warranties, indemnities or covenants contained herein or in the P City Agreement or in any instrument or document delivered or to be delivered pursuant to this Agreement except in accordance with the Post-Closing Escrow Agreement and their sole remedy with respect to such matters shall be pursuant to the Post-Closing Escrow Agreement.

7. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement and to the Effective Time or earlier termination of this Agreement:

     (a) General. Except as otherwise provided herein, each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S) 9 below).

     (b) Notices and Consents. The Company will give any notices (and will cause each of its Subsidiaries, PCI, the Venture and ERE Yarmouth and its Affiliates to give any notices) to third parties and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries, PCI, the Venture and ERE Yarmouth and its Affiliates to use its reasonable best efforts to obtain) any third party consents that are required as disclosed in the Disclosure Schedule in connection with the matters referred to in (S) 3(f) above.

     (c) Regulatory Matters; Stockholder Approval. Each of the Parties will (and will cause each of its Subsidiaries and, in the case of the Company, PCI and the Venture to) give any notices to, make any filings with and use its reasonable best efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with the matters referred to in (S) 3(f) or (S) 4(d) above, as the case may be. In addition, the Company will call a special meeting of its stockholders (the "Special Meeting") in accordance with its Bylaws and the Delaware General Corporation Law as soon as practicable in order that Company Stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. The notice of such meeting shall contain the recommendation of the Board of Directors of the Company that the Company Stockholders adopt this Agreement and approve the transactions contemplated hereby.

     (d) Conduct of Business by the Company. The Company will not (and will not cause or permit any of its Subsidiaries, PCI or the Venture to) engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business except with the written consent of the Buyer, which consent shall be given or withheld by the Buyer acting in accordance with its business judgment, exercised in good faith after giving due consideration to the Company's recommendations. Without limiting the generality of the foregoing:

          (i) none of the Company or its Subsidiaries will authorize or effect any change in its charter or by-laws and none of the Company, Parcity, Inc. or PCI will authorize or effect any change in the Venture Agreement or cause the termination of the Venture;

          (ii) none of the Company or its Subsidiaries will grant any options, warrants or other rights to purchase or obtain any of its capital stock, securities convertible into or exchangeable therefor or other equity interests or issue, sell or otherwise dispose of any of its capital stock, securities convertible into or exchangeable therefor or other equity interests;

          (iii) none of the Company, its Subsidiaries or the Venture will declare, set aside or pay any non-cash dividend or non-cash distribution with respect to its capital stock or other equity interests, except to the extent required in order for the Company or Park City to maintain its status as a "real estate investment trust" under the Code, or redeem, repurchase or otherwise acquire any of its capital stock or other equity interests;

          (iv) except as expressly contemplated by this Agreement, none of the Company, its Subsidiaries or PCI will merge or consolidate with or into any Person;

          (v) none of the Company, its Subsidiaries or the Venture will issue any note, bond or other debt security, create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligations or enter into any sale-leaseback or similar off-balance sheet financing , in each case which will continue to be outstanding or otherwise remain in effect following the Closing.

          (vi) none of the Company, its Subsidiaries or the Venture will impose any Lien or permit to exist any new Lien upon any of its assets outside the Ordinary Course of Business (other than new Liens which do not exceed $25,000, individually or $50,000, in the aggregate);

          (vii) none of the Company, its Subsidiaries or the Venture will make any capital investment in, make any loan to or acquire the securities or assets of any other Person outside the Ordinary Course of Business except as contemplated by the current capital expenditure budgets of the Company and its Subsidiaries or of the Venture, as previously approved by the Board of Directors of the Company or the Venturers, as the case may be, and provided to the Buyer;

          (viii) none of the Company, its Subsidiaries or the Venture will settle pending or threatened litigation in an amount exceeding $25,000 individually, or $50,000 in the aggregate (excluding amounts covered by insurance);

          (ix) none of the Company, its Subsidiaries or the Venture will sell, assign or transfer any of its assets that has a fair market value in excess of $25,000 individually, or $100,000 in the aggregate, whether or not in the Ordinary Course of Business and;

          (x) none of the Company, its Subsidiaries or the Venture will cancel any indebtedness for borrowed money owed to it, other than in return for full payment thereof, whether or not in the Ordinary Course of Business;

          (xi) none of the Company, its Subsidiaries or the Venture will engage in any new transaction outside of the Ordinary Course of Business or not on an arm's-length basis or enter into any new line of business;

          (xii) the Company will not waive any rights under, or enter into any amendment or modification of, the P City Agreement; and

          (xiii) none of the Company, the Subsidiaries or the Venture will hire any employees; and

          (xiv) none of the Company, its Subsidiaries or the Venture will commit to any of the foregoing.

     The Company shall, and shall cause each of its Subsidiaries and the Venture to, use its reasonable best efforts to preserve its business organization and reputation intact, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to preserve its relationships with tenants and other occupiers of properties, customers, suppliers, lenders, partners and others having significant business dealings with such entity. The Company shall prepare and file prior to the Closing Date all federal, state, local or foreign Tax Returns and Reports relating to the Company, any Subsidiary or the Venture for the period ending

December 31, 1997 and pay all Tax due in connection therewith prior to the Closing Date. Such Tax Returns and Reports shall be prepared on a basis consistent with those prepared for prior tax years unless a different treatment of any item is required by an intervening change in law. Notwithstanding the foregoing, with respect to each year in which Parcity Inc. or PCI owned an interest in the Venture, the Company shall cause Parcity Inc. and PCI, or, if applicable, their respective parents, prior to Closing to file corporate Tax Returns with the Pennsylvania Department of Revenue and to pay the corporate capital stock/franchise Taxes and corporate net income Taxes shown to be due on such Tax Returns. The Taxes shown to be due on such corporate Tax Returns (i) shall be calculated on the basis that the Venture was the legal and beneficial owner of the Park City Center located in Lancaster, Pennsylvania for each applicable year, and (ii) shall include interest and all penalties except those waived in writing by the Pennsylvania Department of Revenue. In addition, prior to Closing, the Company shall cause the Venture to file a Pennsylvania partnership information return with the Pennsylvania Department of Revenue for each year in which the Venture was in existence. The Company shall furnish the Buyer with a copy of any such Tax Returns and Reports at least 5 Business Days prior to the Closing. The Company will enforce its rights under the P City Agreement and will use its reasonable best efforts to cause Net Quick Assets as of the Closing not to be less than zero.

     (e) Full Access. The Company will (and will cause each of its Subsidiaries and the Venture to) permit representatives and agents of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, its Subsidiaries or the Venture, to all premises, properties, personnel, officers, accountants, agents, books, records (including tax records), contracts and documents of or pertaining to the Company, its Subsidiaries and the Venture and to make photocopies of any such books, records, contracts and documents at no cost to the Company or the Schedule I Stockholders and PCI. The Buyer will treat and hold any Confidential Information it receives from the Company or any of its Subsidiaries or the Venture in the course of the reviews contemplated by this
(S) 7(e), in accordance with the terms of the Confidentiality Agreement. The Company shall deliver or cause to be delivered promptly to the Buyer each report, statement, schedule and other document filed with any governmental agency or authority by the Company, any Subsidiary or the Venture.

     (f) Notice of Developments. Each Party will give prompt written notice to the others of any information which comes to its attention indicating a breach of any of its own or any other Party's representations and warranties in (S) 3 or (S) 4 above or covenants herein or that is necessary to correct or complete any information in any representation or warranty contained in (S) 3 or (S) 4. No disclosure by any Party pursuant to this (S) 7(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to qualify any representation, warranty, covenant, indemnity or other agreement contained herein or in the agreements contemplated hereby or any condition to the obligations of the Parties hereto. In addition, it is acknowledged and agreed that:

          (i) The Company shall deliver or cause to be delivered to the Buyer, promptly upon receipt thereof by the Company, any of its Subsidiaries, PCI or the Venture, copies of any notices received or given by the Company, any of its Subsidiaries, PCI or the Venture from or to any Person alleging or relating to any violation of applicable law or any default, or the occurrence of any event which could result in a default, under any of the Leases, the REAs or the Service Contracts.

          (ii) The Company shall advise the Buyer promptly in writing of the receipt, by the Company, any of its Subsidiaries, PCI or the Venture, of notice of the institution of any litigation or judicial, quasi-judicial or administrative inquiry or proceeding with respect to any of the Shopping Centers or the Company, any of its Subsidiaries, PCI or the Venture, including any legal proceedings or condemnation proceedings, any notice of a violation issued by any governmental authority with respect to any of the Shopping Centers, any actual or proposed special assessment or change in the assessed value of any of the Shopping Centers or any portion thereof, any notice from any insurance company or fire rating bureau of any material defects or inadequacies in any of the Shopping Centers or any part thereof or any notice of the unavailability of any licenses or permits hereafter required in connection with the ownership or operation of any of the Shopping Centers. Without the written consent of the Buyer, which shall be given or withheld by the Buyer acting in accordance with its business judgment, exercised in good faith after giving due consideration to the Company's recommendations, neither the Company, any of its Subsidiaries, PCI nor the Venture will withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes or the charges assessed against any of the Shopping Centers.

     (g)  Indemnification; Directors' and Officers' Insurance

          (i) For a period of six (6) years from and after the Effective Time, the Buyer and the Surviving Corporation (collectively, the "Indemnifying Parties") shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of the Company, any of its Subsidiaries or the Venture or a trustee of the Trust (the "Indemnified Parties") against all losses, claims, damages, liabilities, judgments, amounts that are paid or to be paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed), costs or expenses (including reasonable attorneys' fees and expenses), or assessments that are incurred or otherwise suffered by any Indemnified Party in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such Person is or was an officer or director of the Company or any of its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time, which arises out of any action occurring at or prior to the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated by this Agreement, in each case to the full extent a corporation is permitted under the Delaware General

     Corporation Law to indemnify its own directors or officers. The Indemnifying Party shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such Person is not entitled to indemnification. Any Indemnified Parties proposing to assert the right to be indemnified under this (S) 7(g) shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this (S) 7(g) against the Buyer or the Surviving Corporation, notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served. The failure to so notify the applicable Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have under this Section, except to the extent such failure prejudices such Indemnifying Party. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect, by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action, and, after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal expenses with respect to such action except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld or delayed) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties; provided, further, that no Indemnifying Parties in the defense of any such action shall, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, and the fees, expenses and other charges of such counsel will be at the expense of the Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties. It is understood that the Indemnifying

     Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Parties unless
     (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties or (b) there is, under applicable standards of professional conduct (based on advice of counsel), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in each of which cases the Indemnifying Parties shall be obligated to pay the reasonable and appropriate fees and expenses of one additional counsel. The Indemnifying Parties will not be liable for any settlement of any action or claim effected without their written consent (which consent shall not be unreasonably withheld or delayed).

          (ii) The provisions of this (S) 7(g) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of the Buyer and the Surviving Corporation.

          (iii) The Buyer shall either (A) cause the Surviving Corporation to extend the Company's existing directors and officers liability insurance policy as of the date hereof (or a policy providing coverage on comparable terms and conditions) for acts or omissions occurring prior to the Effective Time by Persons who are covered as of the date of this Agreement by such insurance policy maintained by the Company for a period of six (6) years following the Effective Time, or (B) add such Persons to the existing directors and officers liability insurance policy of the Buyer or an Affiliate; provided, however, that, for purposes of this clause (B), such insurance shall provide officers and directors of the Company the same coverage as similarly situated officers and directors of the Buyer and such insurance shall be maintained by the Buyer for a period of six years following the Effective Time. Notwithstanding the preceding sentence, in no event shall the Buyer or the Surviving Corporation be required to expend on average over such six year period in excess of 125% of the annual premium currently paid by the Company for such coverage and, if the premium for such coverage on average over such six year period exceeds such amount, the Buyer or the Surviving Company shall purchase a policy with the greatest coverage available for such 125% of the annual premium.

          (iv) In the event that the Buyer or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of such entity shall, as a condition precedent to such consolidation, merger or transfer, assume the obligations set forth in this (S) 7(g), which obligations are expressly intended to be for the irreversible benefit of, and shall be enforceable by, each officer and director covered hereby.

     (h) Contracts, Transfers and Encumbrances. The Company will not (and will cause each of its Subsidiaries and the Venture not to), without the prior written consent of the Buyer, which consent shall be given or withheld by the Buyer acting in accordance with its business judgment, exercised in good faith after giving due consideration to the Company's recommendations:

          (i) extend, renew, terminate, replace, amend, supplement or modify any Service Contract (other than as may be required pursuant to its existing terms), or enter into any new Service Contract with respect to any of the Shopping Centers which will survive the Closing or otherwise affect the use, operation or enjoyment of the Shopping Centers after the Closing or increase the obligations of the Company, any Subsidiary or the Venture thereunder;

          (ii) waive any material rights of the Company, any of its Subsidiaries or the Venture under any Service Contracts;

          (iii) sell, transfer, convey or encumber, or cause or permit to be sold, transferred, conveyed or encumbered, any of the Shopping Centers, or any part thereof or interest therein, or agree to or support any adoption of, amendment to or revocation of any environmental, zoning, subdivision, land use, building or similar law affecting the Shopping Centers or enter into any easements or restrictive covenants which burden any of the Shopping Centers; or

          (iv) perform or permit any act which shall diminish, encumber or adversely affect the Company's, any of its Subsidiaries' or the Venture's rights in and to the Shopping Centers or prevent the Company from performing its obligations hereunder.

     (i) Tenant Leases and REAs. The Company, each of its Subsidiaries and the Venture shall fully and faithfully perform all of the landlord's covenants, agreements and obligations under the Leases and the REAs to which it is a party, consistent with past practice. Neither the Company or any of its Subsidiaries nor the Venture will, without the prior written consent of the Buyer, which consent shall be given or withheld by the Buyer acting in accordance with its business judgment, exercised in good faith after giving due consideration to the Company's recommendations:

          (i) Enter, or commit to enter, into any new reciprocal easement agreement or lease or sublease for space in any of the Shopping Centers which is in excess of 1,000 square feet.

          (ii) Agree to any alteration, amendment, supplement, extension, termination, cancellation or revision of any REA or Lease involving any space in any of the Shopping Centers which is in excess of 1,000 square feet and for a term of more than 90 days heretofore entered into or which may hereafter be entered into as provided in this (S) 7(i).

          (iii) Accept any rent more than one month in advance or any security deposit not reflected in a Lease.

          (iv) Release any of the material obligations of the tenants under the Leases or the REA Parties under the REAs.

          (v) Consent to any assignment or sublease of any Lease except to the extent required by the terms of the Lease.

     (j) Notice. In connection with any action set forth in (S) 7(h) or (i) above that requires the Buyer's consent, the Company shall deliver to the Buyer a written notice of each proposed action hereunder stating, if applicable, whether the Company is willing to consent to such action and setting forth the relevant information relating thereto and, if applicable, the number of days within which the Company must respond to the proposed action under the terms of the applicable Lease, REA or Service Contract, together with any other material information supplied to the Company as to the proposed action. The Buyer shall, except as provided in the last sentence of this (S) 7(j), have ten (10) days after delivery to it of such notice and information to determine whether or not to approve such action. If the Buyer shall not give notice of its disapproval within such ten (10) day period, the Buyer shall be deemed to have approved such action and the Company may proceed to take such action in its discretion. If any Lease, REA or Service Contract provides the Company, by its express terms, with fewer than ten (10) days within which to grant any such approval or disapproval, such ten (10) day period provided for above shall be reduced to one
(1) Business Day less than the number of days provided for in such Lease, REA or Service Contract and the written notice to the Buyer shall specifically state the time period for the Buyer's approval.

     (k) Estoppel Letters; Rent Roll. (i) The Company agrees to request estoppel certificates from all tenants, REA parties, the ground lessor at Northgate Mall and from Connecticut General Life Insurance Company as lender at Meadows Mall.

     (ii) On or before the date that is five (5) Business Days prior to the Closing Date, the Company shall furnish to the Buyer, an estoppel certificate completed by each anchor tenant (as identified on Exhibit L-1 hereto) who is required to deliver an estoppel certificate pursuant to its Lease, each REA Party who is required to deliver an estoppel certificate pursuant to its REA, not less than seventy five percent (75%) of the tenants, other than the anchors, who are required to deliver an estoppel certificate pursuant to their Lease, the ground lessor at the Northgate Mall and Connecticut General, as lender with respect to Meadows Mall. The estoppels shall be either (x) on the form specified in the Lease, REA, or mortgage, as the case may be, or (y) on the form attached hereto and incorporated herein as Exhibit L-2 for tenants (a "Tenant Estoppel"), or the form attached hereto and incorporated herein as Exhibit L-3 for each REA Party (an "REA Estoppel"), or the form attached hereto and incorporated herein as Exhibit L-4 for the ground lessor (the foregoing are hereinafter collectively referred to as the "Estoppels"). The Company shall use its reasonable best efforts to obtain and deliver the Estoppels specified in this clause (ii) it being understood and agreed, however, that if an estoppel certificate is received which is in a form different from the form specified in the Lease, REA or mortgage, as the case may be, or different from the form specified herein, said estoppel certificate shall nevertheless be deemed duly received for purposes of this Agreement and the Company's obligations hereunder provided the Estoppel does not contain information which is materially different from that previously disclosed in writing to the Buyer.

     (iii) Prior to the Closing an updated version of the Rent Roll shall be delivered by the Company to the Buyer which shall be dated as of a date no more than five (5) Business Days prior to the Closing.

     (l) Taxes; Notices; Lease Negotiations; and Insurance. The Company shall, at all times:

          (i) pay or cause to be paid when due all real estate taxes, special assessments, sales taxes and other Taxes, brokerage commissions and other charges required to be paid by the Company, any of its Subsidiaries or the Venture, except for any real estate taxes, special assessments, sales taxes or other Taxes, brokerage commissions or other charges that are being contested in good faith, and for which appropriate accruals on the Company's financial statements and general ledgers have been established and which are disclosed in writing to the Buyer;

          (ii) advise the Buyer from time to time, at the request of the Buyer, of the status of any negotiations with prospective tenants of the Shopping Centers or with other parties with whom contracts or agreements are being negotiated; and

          (iii) file all returns and reports required by any governmental authority with respect to the Shopping Centers or the ownership, use or occupancy thereof and provide copies thereof to the Buyer.

     (m) Other Obligations. The Company shall, and shall cause its Subsidiaries, PCI and the Venture to, perform all obligations required by the terms of this Agreement, the P City Agreement and the other agreements contemplated hereby to be performed by them, shall perform or cause to be performed when due all of the Company's, its Subsidiaries' and the Venture's obligations under, and shall comply and cause its Subsidiaries and the Venture to comply with all applicable provisions of, the Service Contracts, the insurance policies, governmental approvals and all Licenses and Permits and other agreements, encumbrances and restrictions relating to the Shopping Centers and shall comply with all applicable laws, including, without limitation, the requirements of any governmental authority with respect to any tax abatement or exemption benefitting the Shopping Centers. The Company shall not cause or permit any Hazardous Materials to be stored, released or disposed of on, under or at the Shopping Centers or any part thereof and shall promptly notify the Buyer in writing if any Hazardous Materials are discovered at the Shopping Centers.

     (n) Contest. If any proceedings are filed seeking to enjoin or otherwise prevent or declare unlawful the occupancy, maintenance or operation of any of the Shopping Centers or any portion thereof, the Company shall (i) notify the Buyer of such proceedings, (ii) cause such proceedings to be vigorously contested in good faith and (iii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom.

     (o) Transfer Taxes. The Buyer and the Company shall cooperate in the preparation, execution and filing of all returns, reports or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement and the P City Agreement ("Transfer Taxes") and the Schedule I Stockholders and PCI shall be responsible for the payment thereof, other than any Pennsylvania Commonwealth Transfer Tax, which shall be the responsibility of the Buyer. In particular, the Company shall use its reasonable best efforts to obtain prior to Closing a final settlement regarding any applicable Pennsylvania local real estate Transfer Taxes on the transactions contemplated by this Agreement and the P City Agreement. Such settlement shall document the names of the relevant Affiliates and shall be binding on the City of Lancaster, the School District of Lancaster, and any other subdivision of the Commonwealth of Pennsylvania in which the Park City Center is located. The Company shall keep the Buyer informed of its discussions and written filings with the local taxing authorities and shall reasonably consult in good faith with the Buyer before making or accepting any settlement offer or submitting any written filings. The Closing Expense Fund shall reflect the amount of any local real estate Transfer Tax which is agreed to be due with the local taxing authorities or, in the absence of such an agreement, such amount as the Company shall in good faith estimate to be due upon a determination or settlement plus actual and estimated legal and accounting fees and expenses relating thereto; provided that the Buyer Indemnified Parties (as defined in the Post-Closing Escrow Agreement) shall be indemnified pursuant to Section 4.1(c) of the Post-Closing Escrow Agreement in respect of any amount which becomes due in excess of such estimates.

     (p) Exclusivity. The Company shall notify the Buyer promptly if any proposal or offer, or any inquiry or other contact with any Person with respect to the acquisition of any of the capital stock (or other interests) or any material assets of any of the Company, any Subsidiary, PCI or the Venture (including any acquisition structured as a merger, consolidation or share exchange), is made and shall, in any such notice to the Buyer, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons other than with the Buyer and its Affiliates and representatives with respect to the foregoing. The Company will not (and will not cause or permit any of its Subsidiaries or the Venture or any of their officers, directors, employees, financial advisors or other representatives) to provide Confidential Information to any third party (other than representatives of Buyer and its Affiliates). The Company agrees not to, and to cause each Subsidiary, PCI and the Venture not to, without the prior written consent of the

Buyer, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Company, any Subsidiary or the Venture is a party.

     (q) Governmental Entities. Without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed, prior to the Closing, the Buyer shall not contact any governmental entity having jurisdiction over the Shopping Centers or any part thereof with respect to any matter relating to the condition or operation of the Shopping Centers; provided, that, in the event the Company so consents to such contact, the Buyer shall indemnify and hold harmless the Company, its Subsidiaries, PCI and the Venture from any costs, losses and claims arising from any note or notice of violation from such governmental authority related to such contact. The foregoing indemnity shall not cover any such contact made by the Title Company that is not directed by the Buyer.

     (r) Employees. (i) As of the Closing Date, the Representative shall terminate or cause the termination of the employment of all of its and its Affiliates' employees who are employed in the conduct of the business of the Company, its Subsidiaries and the Venture, except for the employees of the General Maintenance Group at the Mayfair Shopping Center (the "Represented Employees"), and any and all obligations of the Representative with respect to such terminated employees shall end as of the date on which the employment of such employees is terminated by the Representative or its Affiliates. The Buyer may offer employment thereafter to such terminated employees as it shall determine in its sole discretion and shall be solely responsible for any and all obligations arising out its employment of any such terminated employees.

     (ii) As of the Closing Date, the Buyer or an Affiliate thereof shall (a) assume the obligations of Mayfair and ERE Yarmouth under the Agreement between Mayfair and the Local 150, Service Employees International Union AFL-CIO, CLC (the "CBA"), (b) adopt the Froedtert-Mayfair, Inc. Retirement Income Plan for Employees Represented by Local #125 for the benefit of the Represented Employees and (c) continue the employment of the Represented Employees pursuant to the CBA.

     8.   Delivery of Title Commitments and Surveys.

     (a) Prior to the date hereof, the Company has caused the Title Company to deliver the Title Commitments and the Surveyors to deliver the Surveys to the Buyer. The cost of the title examinations related to the Title Commitments and the Surveys and the premiums for basic coverage in respect of the Title Policies shall be borne by the Schedule I Stockholders. The cost of coverage in excess of basic coverage under the Title Policies shall be borne by the Buyer.

     (b) If any update of the Title Commitments or the Surveys delivered to the Buyer after the date hereof disclose any matters other than the Permitted Exceptions, the Buyer shall notify the Company in writing (a "Disapproval Notice") within fifteen (15) days after the Buyer's receipt of such update. The Disapproval Notice shall specify the title objections. The Buyer's failure to give such notice shall be deemed an election by the Buyer to waive such title objections without compensation or offset or abatement to or of the Merger Consideration and without warranty by or recourse against the Company, any of its Subsidiaries or the Venture of any nature whatsoever with respect thereto, and the Buyer shall thereupon take and accept title to the Shopping Centers "as is".

     The Company (A) shall cause all Mandatory Cure Items (as hereinafter defined) to be removed or, in the case of clause (2)(I)(y) or (z) of the definition of Mandatory Cure Item, bonded or insured over by the Title Company, at or prior to the Closing and the Company shall deposit with the Buyer or the Title Company releases, bonds or other appropriate instruments, in recordable form (where appropriate), sufficient to cause the removal of such Liens from the respective Shopping Center or to cause the Title Company to insure over said Liens or omit them as exceptions to coverage under the Title Policy and (B) shall notify the Buyer in writing within fifteen (15)Business Days after receipt of the Disapproval Notice whether the Company will cause all or any of the matters other than Mandatory Cure Items to be removed, bonded insured over or cured at or prior to Closing. The term "Mandatory Cure Items" shall mean (1) mortgages or deeds of trust granted by the Company, any of its Subsidiaries or the Venture, or (2) monetary liens that (I) are (x) affirmatively placed on the Shopping Centers by the Company, any of its Subsidiaries or the Venture, (y) judgment liens against the Company, any of its Subsidiaries or the Venture that would require the expenditure by the Company any of its Subsidiaries or the Venture of an aggregate amount of not more than $1,000,000 for each Shopping Center to remove such judgment liens from title, or (z) mechanics' liens that result from labor or materials contracted for or required to be paid (whether by allowances, credit reimbursement, payment or otherwise) by the Company, any of its Subsidiaries or the Venture, (II) are of a fixed and ascertainable amount and (III) may be removed solely by the payment of money (other than any such matters that are the responsibility of any tenant under a Lease, any REA Party under an REA or any other Person other than the Company, any of its Subsidiaries or the Venture). The Company shall be deemed to have elected to remove, bond or cure any matters other than Mandatory Cure Items if the Company does not affirmatively notify the Buyer to the contrary as aforesaid. If the Company elects not to remove, bond or cure all such matters which are not Mandatory Cure Items, the Buyer may elect, in its sole discretion, (m) subject to satisfaction of the other conditions to Closing, to close the transactions contemplated by this Agreement without adjustment of the Merger Consideration and take title subject to any such matters which are not Mandatory Cure Items that the Company elects not to remove, bond or cure, or (n) to terminate this Agreement. The Company shall have until the Closing or such later date as may be needed to remove, bond or cure any matter that it has elected or is required to remove, bond or cure. The Closing Date may be extended by the Company as necessary to permit the Company to fulfill its obligations pursuant to this (S) 8(b) but not beyond ninety (90) days. With respect to title objections which are not Mandatory Cure Items, the Company agrees to cooperate in good faith with the Buyer in order to cure said title objections. Except with respect to Mandatory Cure Items, nothing contained in this Agreement shall require the Company to bring or defend any action or proceeding, or to incur any expense, or to make any payment or to do any acts or things of any nature whatsoever in order to cure any alleged title objection, regardless of the manner in which the same arose. Notwithstanding anything in this Agreement to the contrary, any action by the Company resulting in the issuance of affirmative coverage or the omission of any alleged title objection from the Title Policy, whether or not the same are removed of record, shall be deemed a "cure" for purposes of this Agreement.

     (c) If any matter that is not a Mandatory Cure Item that the Company has elected, or is required, to remove or cure has not been removed or cured on or prior to Closing (as the same may be extended pursuant to clause (b) above), or provision for their removal or cure to the Buyer's reasonable satisfaction has not been made at or prior to Closing, the Buyer may elect (no later than the Closing Date as the same may be adjourned pursuant to clause (b) above), in its sole discretion and as its exclusive remedy: (x) subject to satisfaction of the other conditions to Closing, to close the transactions contemplated hereby without adjustment to the Merger Consideration and take title subject to any matters that have not been cured or removed at or before Closing other than in respect of Mandatory Cure Items as to which the Buyer shall be allowed a credit against the Merger Consideration for all costs incurred or reasonably estimated to cure such Mandatory Cure Item or (y) to terminate this Agreement.

9.   Conditions to Obligation to Close.

     (a) Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction, at or prior to the Closing, of the following conditions:

          (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

          (ii) the representations and warranties set forth in (S) 3 above (except for (S) 3(h)(xiv) insofar as it relates to cash dividends or cash distributions made after the date hereof) which are not qualified by materiality shall be true and correct in all material respects and the representations and warranties set forth in (S) 3 above which are so qualified shall be true and correct, in each case, at and as of the date hereof and the Closing Date;

          (iii) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iv) there shall not be any judgment, order, decree, legislation, stipulation or injunction pending, threatened or in effect which would prevent or hinder consummation of any of the transactions contemplated by this Agreement, the P City Agreement and the other agreements contemplated hereby;

          (v) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in

     (S) 9(a)(i)-(iii) is satisfied, signed by the President or a Vice President and the chief financial officer of the Company;

          (vi) the Parties shall have received all authorizations, consents and approvals of governments and governmental agencies referred to in
     (S)3(f) and (S) 4(d) above and those non-governmental authorizations, consents or approvals, including those consents to transfers of Service Contracts in the name of the Representative relating to or used primarily in the operation or maintenance of the Shopping Centers, identified on the Disclosure Schedule under (S) 9(a)(vi);

          (vii) the Buyer and the Transitory Subsidiary shall have received from counsel to the Company, PCI and the Schedule I Stockholders opinions in form and substance reasonably acceptable to them relating to the transactions described herein, in the P City Agreement, and in the agreements contemplated hereby and thereby, and the status of the Company as a REIT under the Code, addressed to the Buyer and the Transitory Subsidiary and dated as of the Closing Date;

          (viii) Estoppels shall have been obtained in accordance with (S) 7(k)(ii);

          (ix) (a) all management and advisory or other agreements between ERE Yarmouth, and/or its Affiliates, on the one hand, and the Company, any Subsidiary and/or the Venture, on the other hand, shall have been terminated, with the Company, the Subsidiaries and the Venture having no further obligations thereunder and the managers and advisors thereunder shall have returned all books and records to General Growth Management, Inc. and (b) ERE Yarmouth and its Affiliates shall have duly assigned, transferred and conveyed to General Growth Management, Inc. all service contracts and personal property relating to or used primarily in the operation or maintenance of the Shopping Centers which are assignable without consent of a third party or for which consent to assignment has been obtained.

          (x) all intercompany agreements and arrangements between or among any of the Company, the Subsidiaries, and/or the Venture, or between or among any of such entities on the one hand, and PCI, Park City or any Affiliates of any of the entities described in this clause (x), on the other hand, shall have been terminated;

          (xi) the PCI Venture Interest shall have been transferred to the Company (or Company Sub) in accordance with the P City Agreement, free and clear of any Liens other than the right of PCI to receive the PCI Allocable Portion from the Company pursuant to the terms of the P City Agreement;

          (xii) the Revolving Credit Proceeds and the Park City Proceeds shall have been applied to discharge the Company's obligations under the Revolving Credit Agreements and the Park City Center mortgage indebtedness and to release all Liens created thereby, and all other indebtedness (including intercompany indebtedness, interest rate swap and cap agreements and other hedging agreements, but excluding the Meadows Mall Loan and the Meadows Mall Mortgage) shall have been discharged or terminated and all Liens created thereby shall have been released;

          (xiii) the parties to the Post-Closing Escrow Agreement, other than the Company, shall have delivered duly executed counterparts thereof;

          (xiv) the aggregate amount of Dissenting Shares shall represent less than 10% of the Company Stock outstanding at the Effective Time;

          (xv) all persons who are directors or officers of any of the Subsidiaries or trustees of the Trust shall have resigned such directorships, trusteeships or such offices and new trustees of the Trust designated by the Buyer shall have been appointed as of the Effective Time;

          (xvi) all agreements between the Company and any of the Company Stockholders shall have been terminated to Buyer's reasonable satisfaction, and the Company shall have been released from all obligations thereunder;

          (xvii) PCI and each Company Stockholder who or which is not a "foreign person" for purposes of Section 1445 of the Code shall have delivered to the Buyer a certificate in the form attached hereto as Exhibit I certifying that PCI or such Company Stockholder, as the case may be, is not a "foreign person" within the meaning of Section 1445 of the Code.

          (xviii) the Title Company shall have issued, or be irrevocably committed to issue a Title Policy with respect to each Shopping Center;

          (xix) since the date hereof no event or events shall have occurred, other than any event or events directly resulting from actions or omissions of the Buyer in the exercise of its rights to give or withhold consents pursuant to Article 7, which individually or in the aggregate has had a Material Adverse Effect;

          (xx) ERE Yarmouth and its Affiliates shall have assigned all confidentiality agreements and standstill agreements relating to the Company, any Subsidiaries or the Venture to the Buyer;

          (xxi) the Company shall have prepared and delivered to the Buyer, at the Company's cost and expense, a report (which shall be reasonably acceptable to the Buyer) which demonstrates that Froedtert-Mayfair Inc. did not have any current or accumulated earnings and profits as of September 30, 1991 (provided that, if the cost and expense of such report exceeds $25,000, the Buyer shall bear the cost and expense of such report in excess of $25,000), or such other supporting material reasonably satisfactory to the Buyer demonstrating that, as of the end of the Company's taxable year ended December 31, 1991, the Company had no earnings and profits accumulated in any non-REIT year, within the meaning of Section 857(a)(3) of the Internal Revenue Code of 1986, as amended and as in effect for the Company's taxable year ended December 31, 1991;

          (xxii) the Company shall have satisfied, or made arrangements to satisfy, any realty Transfer Tax obligations in Pennsylvania (other than Pennsylvania Commonwealth Transfer Taxes) and any capital stock/franchise Tax and corporate net income Tax obligations in Pennsylvania (as described in the last paragraph of (S) 7(d)); and

          (xxiii) all actions to be taken by the Company, its Subsidiaries, PCI and the Venture in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required or deemed reasonably required by the Buyer or its counsel to effect the transactions contemplated hereby shall, in all reasonable respects, be satisfactory in form and substance to the Buyer.

The Buyer and the Transitory Subsidiary may waive, in their sole and absolute discretion, any condition specified in this (S) 9(a) if they execute a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)4 above which are not qualified by materiality shall be true and correct in all material respects and the representations and warranties set forth in (S) 4 above which are so qualified shall be true and correct, in each case, at and as of the date hereof and the Closing Date;

          (ii) each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any judgment, order, decree, legislation, stipulation or injunction pending, threatened or in effect which would prevent or materially hinder consummation of any of the transactions contemplated by this Agreement, the P City Agreement and the other agreements contemplated hereby;

          (iv) the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate to the effect that each of the conditions specified above in (S) 9(b)(i)-(iii) is satisfied, signed by the President or a Vice President and the chief financial officer of the general partner of the Buyer on behalf of the Buyer and the Transitory Subsidiary;

          (v) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

          (vi) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in (S) 3(f) and (S) 4(d) above;

          (vii) the Company, PCI and the Schedule I Stockholders shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion in form and substance reasonably acceptable to them relating to the transactions described herein and in the agreements contemplated hereby, addressed to the Company, PCI and the Schedule I Stockholders, and dated as of the Closing Date;

          (viii) the Revolving Credit Proceeds and the Park City Proceeds shall have been applied to discharge the Company's obligations under the Revolving Credit Agreements and the Park City Center mortgage indebtedness;

          (ix) new trustees of the Trust designated by the Buyer shall have been appointed as of the Effective Time; and

          (x) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will, in all reasonable respects, be satisfactory in form and substance to the Company.

The Company may waive, in its sole and absolute discretion, any condition specified in this (S) 9(b) if it executes a writing so stating at or prior to the Closing.

10.  Termination.

     (a) Termination of Agreement and Remedies. Any of the Parties may terminate this Agreement (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

          (ii) the Buyer and the Transitory Subsidiary may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (A) in the event the Company has breached any representation, warranty or covenant contained in this Agreement, the P City Agreement or the other agreements contemplated hereby in any material respect, the Buyer or the Transitory Subsidiary has notified the Company of the breach and the breach has continued without cure for a period of 20 days after the notice of breach, or as otherwise provided herein, (B) if the Closing shall not have occurred on or before August 31, 1998 by reason of the failure of any condition precedent under (S) 9(a) hereof (unless the failure results primarily from the Buyer or the Transitory Subsidiary breaching any representation, warranty or covenant contained in this Agreement) or (C) if the P City Agreement has terminated;

          (iii) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary at any time prior to the Effective Time (A) in the event the Buyer or the Transitory Subsidiary has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Company has notified the Buyer and the Transitory Subsidiary of the breach and the breach has continued without cure for a period of 20 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 31, 1998, by reason of the failure of any condition precedent under (S) 9(b) hereof (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement); or

          (iv) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to (S) 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (subject to (S) 2(h) and 10(c) hereof and except for any liability of any Party then in breach for actual but not consequential damages); provided, however, that the confidentiality provisions contained in (S) 7(e) above and the provisions of
(S)(S) 3(r), 4(g), 11(a) and this (S) 10(b) shall survive any such termination.

     (c) Remedies. Notwithstanding anything to the contrary set forth herein, the Company shall be entitled to retain the Deposit as the Company's liquidated damages (and not as a penalty) and as the Company's exclusive remedy for the Buyer's default in the event of termination of this Agreement pursuant to
Section 10(a)(iii)(A), it being agreed by the parties that it would be impracticable and extremely difficult to ascertain the actual damages suffered by the Company as a result of the Buyer's failure to complete the transactions contemplated by this Agreement and that, under the circumstances existing as of the date hereof, the liquidated damages provided for herein represent a reasonable estimate of the damages which the Company would incur as a result of such failure.

11.  Miscellaneous.

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement nor permit any of its Affiliates, representatives or agents to do the same without the prior written approval of the other Parties which shall not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in
(S)(S) 2, 4, 5 and 6 above are intended for the benefit of the Company Stockholders and PCI and (ii) the provisions in (S) 7(g) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement among the Parties concerning the subject matter hereof and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer or the Transitory Subsidiary may assign its respective rights and obligations to any wholly-owned direct or indirect subsidiary of the Buyer, but no such assignment shall relieve the Buyer of its obligations hereunder.

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices and other communications hereunder shall be deemed to have been duly given and made if in writing and (i) served by personal delivery upon the party for whom it was intended or (ii) delivered by courier service or telecopier, return receipt received, to the relevant party at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to the Company:
     -----------------

          U.S. Prime Property Inc.
          c/o ERE Yarmouth, Inc.
          787 Seventh Avenue
          46th Floor
          New York, New York 10019
          Attn.:  Ms. Susan Lloyd-Hurwitz
          Fax No.:  (212) 554-1667

     Copy to:
     -------

          Coudert Brothers
          1114 Avenue of the Americas
          New York, New York 10036
          Attn:  Andrew S. Hedden, Esq.
          Fax No.:  (212) 626-4120

     If to the Buyer:
     ---------------

          GGP Limited Partnership
          110 North Wacker Drive
          Chicago, Illinois 60606
          Attn:  Mr. Matthew Bucksbaum
          Fax No.:  (312) 960-5475

     Copy to:
     -------

          Neal, Gerber & Eisenberg
          Two North LaSalle Street
          Chicago, Illinois  60602
          Attn.:  Marshall E. Eisenberg, Esq.
          Fax No.:  (312) 269-1747

     If to the Transitory Subsidiary:
     -------------------------------

          GGP Acquisition, L.L.C.
          110 North Wacker Drive
          Chicago, Illinois  60606
          Attn:  Mr. Matthew Bucksbaum
          Fax No.:  (312) 960-5475

     Copy to:
     -------

          Neal, Gerber & Eisenberg
          Two North LaSalle Street
          Chicago, Illinois  60602
          Attn.:  Marshall E. Eisenberg, Esq.
          Fax No.:  (312) 269-1747

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     (i) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of the Board of Directors, in the case of the Company and the general partner of the Buyer in the case of the Buyer and the Transitory Subsidiary; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. The Closing shall not be deemed to constitute a waiver by the Buyer of any of its rights hereunder except as otherwise expressly provided in this Agreement. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance set forth in this (S)11(i). The Transitory Subsidiary hereby agrees that any consent or waiver of compliance given by the Buyer hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to refer to such statute or law as amended and also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (l) Consent of the Buyer. The Buyer, as the sole member of the Transitory Subsidiary, by executing this Agreement, consents to the execution, delivery and performance of this Agreement by the Transitory Subsidiary, and such consent shall be treated for all purposes as a vote duly adopted at a meeting of the members of the Transitory Subsidiary held for such purpose.

     (m) Expenses. Except as otherwise provided herein, each Party shall be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the agreements contemplated hereby, whether or not the transactions contemplated hereby are consummated.

     (n) Enforcement of Agreement. The Company agrees that irreparable damage would occur in the event that any of the provisions of this Agreement binding upon it were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the Buyer and the Transitory Subsidiary shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     (o) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR ITSELF AND FOR THE THIRD PARTY BENEFICIARIES HEREUNDER, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (p) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                     *****

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                        GGP LIMITED PARTNERSHIP


                                        By:  GENERAL GROWTH PROPERTIES, INC.,
                                             General Partner
                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        GGP ACQUISITION, L.L.C.


                                        By:  GGP LIMITED PARTNERSHIP,
                                             Member

                                        By:  GENERAL GROWTH PROPERTIES, INC.,
                                             General Partner

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------



                                        U.S. PRIME PROPERTY INC.


                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                                   EXHIBIT A
                                   ---------


     1. That certain property known as the Landmark Mall located in Alexandria, Virginia, together with the buildings and improvements thereon.

     2. Those certain properties known as Mayfair Mall, North Tower Office Building, Bank Tower Office Building, Atrium Building and the Professional Building Garden Suites East located in Wauwatosa, Wisconsin, together with the buildings and improvements thereon.

     3. That certain property known as Meadows Mall located in Las Vegas, Nevada, together with the buildings and improvements thereon.

     4. That certain property known as the Northgate Mall located in Chattanooga, Tennessee, together with buildings and improvements thereon.

     5. That certain property known as Oglethorpe Mall located in Savannah, Georgia, together with the buildings and improvements thereon.

     6. That certain property known as the Park City Center located in Lancaster, Pennsylvania, together with the buildings and improvements thereon.